CALCULATION OF REGISTRATION FEE

	Proposed maximum	Amount of
Title of each class of securities to be registered	aggregate offering price	registration fee (1)
Warrants (expiring December 19, 2018)	$25,964,061.00	$3,014.43

(1) Calculated in accordance with Rule 457(g) of the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-155637
PROSPECTUS SUPPLEMENT
(To prospectus dated March 9, 2009)
Wintrust Financial Corporation

1,643,295 Warrants
Each to Purchase One Share of Common Stock

The United States Department of the Treasury, referred to in this prospectus supplement as the “selling security holder” or “Treasury,” is offering to sell up to 1,643,295 warrants, each of which represents the right to purchase from us one share of our common stock, no par value per share, at an exercise price of $22.82 per share, referred to as the “warrants.” Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time in the manner described in this prospectus supplement. We will not receive any of the proceeds from the sale of the warrants being sold by the selling security holder. The warrants expire on December 19, 2018.

We originally issued the warrants to Treasury in a private placement. Prior to this offering, there has been no public market for the warrants. The warrants have been approved for listing on the NASDAQ Global Select Market, referred to as “NASDAQ,” under the symbol “WTFCW.” Our common stock is listed on NASDAQ under the symbol “WTFC.” On February 8, 2011, the last reported sale price of our common stock on NASDAQ was $33.24 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. While the auction is open, potential bidders will be able to place bids at any price (in increments of $0.10) at or above the minimum bid price of $13.50 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will be equal to the clearing price set in the auction. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which 100% of the offered warrants can be sold in the auction. If bids are received for 100% or more of the offered warrants and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the offered warrants at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price per warrant, and the selling security holder may (but is not required to) sell, at the clearing price, as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process. In addition, we may bid in the auction for some or all of the warrants. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-25 of this prospectus supplement.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement. The warrants involve a high degree of risk, are not appropriate for every investor and may be worthless when they expire.

Investing in our warrants and our common stock involves risks. See the “Risk Factors” section beginning on page S-12 of this prospectus supplement and the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” to read about factors you should consider before investing in our securities.

The warrants and the underlying common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not guaranteed by the United States Department of the Treasury or insured or guaranteed by the Federal Deposit Insurance Corporation, referred to as the “FDIC,” the Deposit Insurance Fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Warrant	Total

Public offering price	$15.80000	$25,964,061.00
Underwriting discounts and commissions	$0.22120	$363,496.85
Proceeds, before expenses, to the selling security holder	$15.57880	$25,600,564.15

The underwriter expects to deliver the warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about February 14, 2011.
Deutsche Bank Securities

The date of this prospectus supplement is February 8, 2011

Prospectus Supplement

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ABOUT THIS PROSPECTUS

This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to Wintrust Financial Corporation at the address or telephone number indicated in the section titled “Where You Can Find More Information” in this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which the selling security holder is selling the warrants. The second part is the accompanying prospectus dated March 9, 2009, which contains and incorporates by reference important business and financial information about us and other information about the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. Neither we nor any underwriter or agent nor the selling security holder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any relevant free-writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our warrants or our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”

Unless the context indicates otherwise, the terms “Wintrust,” “Company,” “we” and “our” in this prospectus supplement refer to Wintrust Financial Corporation and its subsidiaries. References to a particular year mean the Company’s year commencing on January 1 and ending on December 31 of that year.

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SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any documents which we incorporated by reference may contain forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010 and in any of our subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•	negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•	effects resulting from the Company’s prior participation in the Capital Purchase Program, referred to as the “CPP”;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Basel II and III capital regimes and the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

S-iii

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	the Company’s ability to comply with covenants under its securitization facility and credit facility;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	any negative perception of the Company’s reputation or financial strength;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	failure to identify and complete favorable acquisitions in the future, or unexpected difficulties or developments related to the integration of recent or future acquisitions, including with respect to any FDIC-assisted acquisitions;

•	unexpected difficulties or unanticipated developments related to the Company’s strategy of de novo bank formations and openings, which typically require over 13 months of operations before becoming profitable due to the impact of organizational and overhead expenses, the startup phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets;

•	changes in accounting standards, rules and interpretations and the impact on the Corporation’s financial statements;

•	significant litigation involving the Company; and

•	the ability of the Company to receive dividends from its subsidiaries.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by or on behalf of Wintrust. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission, referred to as the “SEC.” Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.wintrust.com. Except for those SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the selling security holder have authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus supplement and in the accompanying prospectus. This prospectus supplement, the accompanying prospectus and any relevant free-writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Our website address is http://www.wintrust.com. Except for those SEC filings posted on our website and incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus.

S-v

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

This prospectus supplement incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	the sections of our Definitive Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the SEC on April 29, 2010 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Current Reports on Form 8-K, filed with the SEC on March 9, 2010, June 2, 2010, December 10, 2010, December 15, 2010, December 23, 2010, February 2, 2011 and February 7, 2011; and

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Investor Relations
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
(847) 615-4096

S-vi

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2010 and September 30, 2010. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Notes Concerning Forward-Looking Statements” in this prospectus supplement.

Wintrust Financial Corporation

Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Lake Forest, Illinois, with total assets of approximately $14.0 billion as of December 31, 2010. We conduct our businesses through three segments: community banking, specialty finance and wealth management.

We provide community-oriented, personal and commercial banking services to customers located in the greater Chicago, Illinois metropolitan area and in southeastern Wisconsin through our fifteen wholly owned banking subsidiaries, collectively referred to as the “banks,” as well as the origination and purchase of residential mortgages for sale into the secondary market through our wholly owned subsidiary, Wintrust Mortgage Corporation.

We provide financing for the payment of commercial insurance premiums and life insurance premiums, referred to as “premium finance receivables,” on a national basis through our wholly owned subsidiary, First Insurance Funding Corporation, and short-term accounts receivable financing, referred to as “Tricom finance receivables,” and out-sourced administrative services through our wholly owned subsidiary, Tricom, Inc. of Milwaukee.

We provide a full range of wealth management services primarily to customers in the Chicago, Illinois metropolitan area and in southeastern Wisconsin through three separate subsidiaries, including The Chicago Trust Company, N.A., referred to as “CTC,” Wayne Hummer Investments, LLC, referred to as “WHI,” and Wintrust Capital Management, LLC, referred to as “WCM.”

Our Business

Community Banking

Through our banks, we provide community-oriented, personal and commercial banking services to customers located in the greater Chicago, Illinois metropolitan area and in southeastern Wisconsin. Our customers include individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the banks’ local service areas. The banks have a community banking and marketing strategy. In keeping with this strategy, the banks provide highly personalized and responsive service, a characteristic of locally-owned and managed institutions. As such, the banks compete for deposits principally by offering depositors a variety of deposit programs, convenient office locations, hours and other services, and for loan originations primarily through the interest rates and loan fees they charge, the efficiency and quality of services they provide to borrowers and the variety of their loan and cash management products. Using our decentralized corporate structure to our advantage, in 2008, we announced the creation of our MaxSafe® deposit accounts, which provide customers with expanded FDIC insurance coverage by spreading a customer’s deposit across our fifteen banks. This product differentiates our banks from many of our competitors that have consolidated their bank charters into branches. The banks also offer home equity, home mortgage, consumer, real estate and commercial loans, safe deposit facilities, ATMs, internet banking and other innovative and traditional services specially tailored to meet the needs of customers in their market areas.

We developed our banking franchise through the de novo organization of nine banks and the purchase of seven banks, one of which was merged into an existing Wintrust bank. The organizational efforts began in 1991, when a group of experienced bankers and local business people identified an unfilled niche in the Chicago metropolitan area retail banking market. As large banks acquired smaller ones and personal service was subjected to consolidation strategies, the opportunity increased for locally owned and operated, highly personal service-oriented banks. As a result, Lake Forest Bank was founded in December 1991 to service the Lake Forest and Lake Bluff communities. Following the same business plan, we have formed several additional banks in the Chicago metropolitan market, and completed several acquisitions. As of December 31, 2010, we had 86 banking locations.

We own fifteen banks, including nine Illinois-chartered banks, Lake Forest Bank and Trust Company, referred to as “Lake Forest Bank,” Hinsdale Bank and Trust Company, referred to as “Hinsdale Bank,” North Shore Community Bank and Trust Company, Libertyville Bank and Trust Company, Northbrook Bank & Trust Company, Village Bank & Trust, Wheaton Bank & Trust Company, State Bank of The Lakes and St. Charles Bank & Trust Company. In addition, we have one Wisconsin-chartered bank, Town Bank, and five nationally chartered banks, Barrington Bank and Trust Company, N.A. , referred to as “Barrington Bank,” Crystal Lake Bank & Trust Company, N.A. , referred to as “Crystal Lake Bank,” Advantage National Bank, Beverly Bank & Trust Company, N.A. and Old Plank Trail Community Bank, N.A.

We also engage in the origination and purchase of residential mortgages for sale into the secondary market through our wholly owned subsidiary, Wintrust Mortgage Corporation, and provide the document preparation and other loan closing services to a network of mortgage brokers. Mortgage banking operations are also performed within each of the banks. Wintrust Mortgage Corporation as well as some of our banks engage in loan servicing, as a portion of the loans sold by the banks into the secondary market are sold with the servicing of those loans retained. Wintrust Mortgage Corporation maintains principal origination offices in a number of other states, including Illinois, and originates loans in other states through correspondent channels. Wintrust Mortgage Corporation also established offices at several of the banks and provides the banks with the ability to use an enhanced loan origination and documentation system. This allows Wintrust Mortgage Corporation and the banks to better utilize existing operational capacity and improve the product offering for the banks’ customers. In December 2008, Wintrust Mortgage Corporation acquired certain assets and assumed certain liabilities of the mortgage banking business of Professional Mortgage Partners.

We also offer several niche lending products through the banks. These include Barrington Bank’s Community Advantage program which provides lending, deposit and cash management services to condominium, homeowner and community associations, Hinsdale Bank’s mortgage warehouse lending program which provides loan and deposit services to mortgage brokerage companies located predominantly in the Chicago metropolitan area, Crystal Lake Bank’s North American Aviation Financing division which provides small aircraft lending and Lake Forest Bank’s franchise lending program which provides lending primarily to restaurant franchisees. Hinsdale Bank operated an indirect auto lending program which originated new and used automobile loans that were purchased by the banks. In the third quarter of 2008, we exited this business due to competitive pricing pressures, the current economic environment and the retirement of the founder of this niche business. Changes in the economic environment in the fourth quarter of 2010 led Hinsdale Bank to restart its indirect auto lending program. The loans are generated through a network of automobile dealers located in the Chicago area, secured by new and used vehicles and diversified among many individual borrowers.

Specialty Finance

We conduct our specialty finance businesses through indirect non-bank subsidiaries. Our wholly owned subsidiary, FIFC engages in the premium finance receivables business, our most significant specialized lending niche, including commercial insurance premium finance and life insurance premium finance.

FIFC makes loans to businesses to finance the insurance premiums they pay on their commercial insurance policies. Approved medium and large insurance agents and brokers located throughout the United States assist FIFC in arranging each commercial premium finance loan between the borrower and FIFC. FIFC evaluates each loan request according to its underwriting criteria including the down payment amount, the term of the loan, the credit quality of the insurance company providing the financed insurance policy, the interest rate, the borrower’s previous payment history, if any, and other factors deemed necessary. Upon approval of the loan by FIFC, the borrower makes a down payment on the financed insurance policy, which is generally done by providing payment to the agent or broker, who then forwards it to the insurance company. FIFC may either forward the financed amount of the remaining policy premiums directly to the insurance carrier or to the agent or broker for remittance to the insurance carrier on FIFC’s behalf. In some cases, the agent or broker may hold our collateral, in the form of the proceeds of the unearned insurance premium from the insurance company, and forward it to FIFC in the event of a default by the borrower. Because the agent or broker is the primary contact to the ultimate borrowers who are located nationwide and because proceeds and our collateral may be handled by the agent or brokers during the term of the loan, FIFC may be more susceptible to third party (i.e., agent or broker) fraud. We perform ongoing credit and other reviews of the agents and brokers, and perform various internal audit steps to mitigate against the risk of any fraud. However, in the second quarter of 2010, fraud perpetrated against a number of premium finance companies in the industry, including the property and casualty division of our premium financing subsidiary, increased both our net charge-offs and provision for credit losses by $15.7 million. Actions have been taken by us to decrease the likelihood of this type of loss from recurring in this line of business for us. We have conducted a thorough review of the premium finance—commercial portfolio and found no signs of similar situations.

In 2007, FIFC expanded and began financing life insurance policy premiums for high net-worth individuals. These loans are originated directly with the borrowers with assistance from life insurance carriers, independent insurance agents, financial advisors and legal counsel. The life insurance policy is the primary form of collateral. In addition, these loans often are secured with a letter of credit, marketable securities or certificates of deposit. In some cases, FIFC may make a loan that has a partially unsecured position. In 2009, FIFC significantly expanded its life insurance premium finance business by purchasing a portfolio of domestic life insurance premium finance loans with an aggregate unpaid principal balance of approximately $1.0 billion and certain related assets, for an aggregate purchase price of approximately $745.9 million.

Through our wholly owned subsidiary, Tricom, we provide high-yielding, short-term accounts receivable financing and value-added, outsourced administrative services, such as data processing of payrolls, billing and cash management services to the temporary staffing industry. Tricom’s clients, located throughout the United States, provide staffing services to businesses in diversified industries.

Wealth Management Activities

We currently offer a full range of wealth management services through three separate subsidiaries, including trust and investment services, asset management and securities brokerage services. We acquired WHI and WCM, which are headquartered in Chicago, in February 2002. To further expand our wealth management business, in February 2003, we acquired Lake Forest Capital Management Company, a registered investment adviser with approximately $300 million of assets under management at the time of acquisition. Lake Forest Capital Management Company was merged into WCM. In April 2009, WCM purchased certain assets and assumed certain liabilities of Advanced Investment Partners, LLC, referred to as “AIP.” AIP specializes in the active management of domestic equity investment strategies and expands WCM’s institutional investment business.

CTC, our trust subsidiary, offers trust and investment management services to clients through offices located in downtown Chicago and at various banking offices of our fifteen banks. CTC is subject to regulation, supervision and regular examination by the OCC.

WHI, our registered broker/dealer subsidiary, has been in operations since 1931. Through WHI, we provide a full range of private client and securities brokerage services to clients located primarily in the Midwest. WHI is headquartered in downtown Chicago, operates an office in Appleton, Wisconsin, and as of September 30, 2010, established branch locations in offices at a majority of our banks. WHI also provides a full range of investment services to clients through a network of relationships with community- based financial institutions primarily located in Illinois.

WCM, a registered investment adviser, provides money management services and advisory services to individuals, mutual funds and institutional municipal and tax-exempt organizations. WCM also provides portfolio management and financial supervision for a wide range of pension and money management and advisory services to CTC.

Strategy and Competition

Historically, we have executed a growth strategy through branch openings and de novo bank formations, expansion of our wealth management and premium finance business, development of specialized earning asset niches and acquisitions of other community-oriented banks or specialty finance companies. However, beginning in 2006, we made a decision to slow our growth due to unfavorable credit spreads, loosened underwriting standards by many of our competitors, and intense price competition. In August 2008, we raised $50 million of private equity. This investment was followed shortly by an investment by Treasury of $250 million through the CPP. The CPP investment was not necessary for our short- or long-term health. However, the CPP investment presented an opportunity for the Company. By providing us with a significant source of relatively inexpensive capital, the Treasury’s CPP investment allowed us to accelerate our growth cycle, expand lending and meet former Treasury Secretary Paulson’s stated purpose for the program, which was “designed to attract broad participation by healthy institutions” that “have plenty of capital to get through this period, but are not positioned to lend as widely as is necessary to support our economy.”

With this additional $300 million of additional capital, we began to increase our lending and deposits in late 2008 and into 2009. This additional capital allowed us to be in a position to take advantage of opportunities in a disrupted marketplace during 2009 by increasing our lending as other financial institutions pulled back and to hire quality lenders and other staff away from larger and smaller institutions that may have substantially deviated from a customer-focused approach or who may have substantially limited the ability of their staff to provide credit or other services to their customers.

In March 2010, we further strengthened our capital position through a public offering of 6,670,000 shares of our common stock at $33.25 per share. Our net proceeds totaled approximately $210.4 million. In December 2010, we completed concurrent public offerings of 3,685,897 shares of our common stock at $30.00 per share and 4,600,000 tangible equity units, referred to as the “units,” resulting in total net proceeds of approximately $327.5 million.

Our strategy and competitive position for each of our business segments is summarized in further detail, below.

Community Banking

We compete in the commercial banking industry through our banks in the communities they serve. The commercial banking industry is highly competitive and the banks face strong direct competition for deposits, loans, and other financial related services. The banks compete with other commercial banks, thrifts, credit unions and stockbrokers. Some of these competitors are local, while others are statewide or nationwide.

As a mid-size financial services company, we expect to benefit from greater access to financial and managerial resources than our smaller local competitors while maintaining our commitment to local decision-making and to our community banking philosophy. In particular, we are able to provide a wider product selection and larger credit facilities than many of our smaller competitors, and we believe our service offerings help us in recruiting talented staff. Additionally, we have access to public capital markets whereas many of our local competitors are privately held and may have limited capital raising capabilities.

We also believe we are positioned to compete effectively with other larger and more diversified banks, bank holding companies and other financial services companies due to the multi-chartered approach that pushes accountability for building a franchise and a high level of customer service down to each of our banking franchises. Additionally, we believe that we provide a relatively complete portfolio of products that is responsive to the majority of our customers’ needs through the retail and commercial operations supplied by our banks, and through our mortgage and wealth management operations. The breadth of our product mix allows us to compete effectively with our larger competitors while our multi-chartered approach with local and accountable management provides for what we believe is superior customer service relative to our larger and more centralized competitors.

However, some of the financial institutions and financial services organizations with which the banks compete are not subject to the same degree of regulation as imposed on financial holding companies, Illinois or Wisconsin state banks and national banking associations. In addition, the larger banking organizations have significantly greater resources than those available to the banks. As a result, such competitors have advantages over the banks in providing certain non-deposit services. Management views technology as a great equalizer to offset some of the inherent advantages of its significantly larger competitors.

Wintrust Mortgage Corporation, as well as the mortgage banking functions within the banks, competes with large mortgage brokers as well as other banking organizations. The mortgage banking business is very competitive and significantly impacted by changes in mortgage interest rates. We believe that mortgage banking revenue will be a continuous source of revenue, but the level of revenue will be impacted by changes in and the general level of mortgage interest rates.

Specialty Finance

FIFC encounters intense competition from numerous other firms, including a number of national commercial premium finance companies, companies affiliated with insurance carriers, independent insurance brokers who offer premium finance services, and other lending institutions. Some of its competitors are larger and have greater financial and other resources. FIFC competes with these entities by emphasizing a high level of knowledge of the insurance industry, flexibility in structuring financing transactions, and the timely funding of qualifying contracts. We believe that our commitment to service also distinguishes us from our competitors. Additionally, we believe that FIFC’s acquisition of a large life insurance premium finance portfolio and related assets in 2009 will enhance our ability to market and sell life insurance premium finance products.

Tricom competes with numerous other firms, including a small number of similar niche finance companies and payroll processing firms, as well as various finance companies, banks and other lending institutions. Tricom’s management believes that its commitment to service distinguishes it from competitors. To the extent that other finance companies, financial institutions and payroll processing firms add greater programs and services to their existing businesses, Tricom’s operations could be negatively affected.

Wealth Management Activities

Our wealth management companies (CTC, WHI and WCM) compete with larger wealth management subsidiaries of other larger bank holding companies as well as with other trust companies, brokerage and other financial service companies, stockbrokers and financial advisors. We believe we can successfully compete for trust, asset management and brokerage business by offering personalized attention and customer service to small to midsize businesses and affluent individuals. We continue to recruit and hire experienced professionals from the larger Chicago area wealth management companies, which is expected to help in attracting new customer relationships.

Recent Developments

Repurchase of our Series B Fixed Rate Cumulative Perpetual Preferred Stock

On December 22, 2010, we repurchased from Treasury all 250,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, referred to as the “Preferred Stock,” which were sold to Treasury in connection with our participation in the CPP. We paid a purchase price of $251,284,722.22 for the Preferred Stock, which included $1,284,722.22 in respect of accrued and unpaid dividends on the Preferred Stock.

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Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “WTFC.” Our principal executive office is located at 727 North Bank Lane, Lake Forest, Illinois 60045, telephone number: (847) 615-4096.

THE OFFERING

Issuer	Wintrust Financial Corporation

Warrants offered by the selling security holder	1,643,295 warrants, each of which represents the right to purchase one share of our common stock, no par value per share, at an exercise price of $22.82 per share (subject to adjustment). The number of warrants sold will depend on the number of bids received and whether the selling security holder decides to sell any warrants in the auction process. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants at the time of exercise. The warrants are currently exercisable and expire on December 19, 2018. See “Auction Process” in this prospectus supplement.

Common stock outstanding before and after this offering	34,925,334 shares.

Auction process	The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc., referred to as “Deutsche Bank Securities,” the sole book-running manager, in its capacity as the auction agent. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network, collectively referred to as the “network brokers,” established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction. We may bid, but we are not required to bid, in the auction for some or all of the warrants. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum bid price and price increments	The offering will be made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.10) at or above the minimum bid price of $13.50 per warrant. See “Auction Process” in this prospectus supplement.

Minimum bid size	100 warrants.

Submission deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent via press release prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the same day, referred to as the “submission deadline.”

Irrevocability of bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the submission deadline as follows:

• If valid, irrevocable bids are received for 100% or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction process at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

• If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $13.50 per warrant.

Unless the selling security holder decides not to sell any warrants or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction, after the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify successful bidders that the auction process has closed and that their bids have been accepted (subject in some cases to pro-ration, as described below). The clearing price and number of warrants being sold are also expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of warrants to be sold	If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction process (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction process, the selling security holder must sell all of the offered warrants. See “Auction Process” in this prospectus supplement.

Allocation; pro-ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Our participation in the auction	We are permitted to participate in the auction by submitting bids for the warrants. Although we are under no obligation to participate in the auction, if we elect to participate we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction process is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). You will not be notified by either the auction agent, the network brokers or the selling security holder whether we have bid in the auction process or, should we elect to participate in the auction process, the terms of any bid or bids we may place.

Use of proceeds	We will not receive any proceeds from the sale of any of the warrants offered by the selling security holder.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the warrants.

Listing	The warrants have been approved for listing on NASDAQ under the symbol “WTFCW.” Our common stock is listed on NASDAQ under the symbol “WTFC.”

Warrant agent	Wells Fargo Bank, N.A.

Auction agent	Deutsche Bank Securities Inc.

Network brokers	See page S-27 for a list of brokers participating as network brokers in the auction process.

The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of February 3, 2011 (34,925,334 shares of common stock) and excludes:

•	2,756,758 shares of common stock issuable or reserved for issuance under our equity compensation plans as of February 3, 2011, including:

•	2,013,976 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $39.27 per share;

•	352,685 shares of common stock issuable upon the vesting of restricted stock unit awards; and

•	390,097 shares of common stock reserved for issuance under our equity compensation plans;

•	1,944,000 shares of common stock issuable upon conversion of our Series A Preferred Stock at a conversion rate of 38.88 shares of common stock per share of Series A Preferred Stock;

•	19,000 shares of common stock issuable upon the exercise of warrants issued in connection with certain acquisitions outstanding as of February 3, 2011, at a weighted average exercise price of $30.50 per share;

•	Up to 7,666,360 shares issuable in settlement of the stock purchase contracts contained in our tangible equity units; and

•	1,643,295 shares of common stock issuable upon the exercise of the warrants offered in this offering.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the information included in our Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair Wintrust’s business operations. The warrants are not an appropriate investment for you if you are not knowledgeable about significant features of the warrants, our common stock or financial matters in general. This prospectus supplement is qualified in its entirety by these risk factors. If any of these risks actually occur, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risks Related to the Auction Process

The price of the warrants could decline rapidly and significantly following this offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although the warrants have been approved for listing on NASDAQ under the symbol “WTFCW,” prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. We have been informed by both Treasury and Deutsche Bank Securities, as the auction agent, that they believe that the bidding process will reveal a clearing price for the warrants offered in the auction, which will be either the highest price at which all of the warrants offered may be sold to bidders, if bids are received for 100% or more of the offered warrants, or the minimum bid price of $13.50, if bids are received for half or more, but less than all, of the offered warrants. If there is little or no demand for the warrants at or above the public offering price once trading begins, then the price of the warrants would likely decline following this offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered or a purchase of warrants by us in the auction, if any, could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sale of the warrants in this offering.

The minimum bid price set for the warrants in this offering may bear no relation to the price of the warrants after the offering.

Prior to this offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed to by Deutsche Bank Securities, the sole book-running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities considered in such determination. An analysis of the value of complex securities such as the warrants is necessarily uncertain as it may depend on several key variables, including, for example, the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of the offering will exceed the minimum bid price, or that Treasury will choose to or will succeed in selling any or all of the warrants at a price equal to or in excess of the minimum bid price.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could seek to immediately sell their warrants to limit their losses should the price of the warrants decline in trading after the auction process is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of warrants begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis and, as a result, may be less sensitive to price. Because of the auction process used in this auction, these less price-sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction process to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. In addition, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

We are permitted, but are not required, to participate in the auction for the warrants and, if we do, it could have the effect of raising the clearing price and decreasing liquidity in the market for the warrants.

We are permitted, but are not required, to submit bids in the auction. You will not be notified by the auction agent, the network brokers or the selling security holder whether we have bid in the auction or, if we elect to participate in the auction, the terms of any bid or bids we may place. We will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). In some cases, the submission of bids by us, if any, could cause the clearing price in the auction to be higher than it would otherwise have been (although in such a case we would still be required to purchase any warrants for which we had submitted bids at the clearing price). In addition, to the extent we purchase any warrants, the liquidity of any market for the warrants may decrease, particularly if these purchases represent a significant percentage of the outstanding warrants.

If this offering proceeds and is completed, we may from time to time repurchase and retire the warrants in open market purchases or on a privately negotiated basis. Any repurchases would also decrease liquidity in any market for the warrants.

The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods or the market price of our common stock and, therefore, the trading price of the warrants may decline significantly following the issuance of the warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the warrants could decline significantly.

No maximum price or set price range has been established in connection with the auction, and any bids submitted as “market bids” will be included at the highest bid received from any bidder.

Although the auction agent has established a minimum bid in connection with the auction, no maximum price or set price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid, which is a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay, that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction to be higher than it would otherwise have been absent any market bids. Since the only information being provided in connection with the auction is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful bidders may receive the full number of warrants subject to their bids, so potential investors should not make bids for more warrants than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of warrants. Allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and we caution investors against submitting bids that do not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of warrants, even if a bidder submits a bid at or above the public offering price of the warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes, although the auction agent is under no obligation to reconfirm bids for any reason. If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding to eliminate odd-lots). Similarly, if bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all or any of the warrants for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered warrants will be sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in this offering, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined. If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, then the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder, or if we decide to bid and are a winning bidder in the auction and become a significant holder of the warrants following allocation. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting bids through a network broker or any other broker that is not the auction agent may, in some circumstances, shorten the deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The warrants are a risky investment. You may not be able to recover the value of your investment in the warrants, and the warrants may be worthless when they expire.

As of February 8, 2011, the last reported price of our common stock on NASDAQ was $33.24 per share. This is greater than the exercise price of the warrants, but below the amount equal to the exercise price plus the clearing price of $15.80. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must be more than the sum of the exercise price of the warrants ($22.82) and the clearing price of the warrants ($15.80), or $38.62.

The warrants are exercisable only until December 19, 2018. Generally, the amount of time until expiration is a component of the value of option securities such as the warrants and, as the amount of time until the expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price falls below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of the common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants will be determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants, if any, that we and/or investors purchase in the auction process;

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and in the Risk Factors sections of our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010 could materially and adversely affect the price of the warrants.

The warrants are not suitable for all investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc., referred to as “FINRA.” If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of warrants who exercise their warrants for shares of common stock will incur immediate and future dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time is higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the warrants and described in this prospectus supplement, when we issue additional shares of common stock that we are permitted or required to issue in any future offerings or under outstanding options and warrants and under our stock incentive plans or other employee or director compensation plans.

The market price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described below under “Risks Related to Our Common Stock—Our share price may fluctuate” and “—We may issue additional equity securities in connection with other transactions we may pursue, which will result in dilution to the holders of our common stock and may adversely affect the market price of our common stock,” and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock could also be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the warrants will have no rights as common shareholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to be paid dividends, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares underlying, the warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares underlying the warrants are subject to adjustment for certain events, including, but not limited to, certain issuances of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of the Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur, and such events may not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares underlying, the warrants will not be adjusted for any regular semi-annual cash dividends that are in the aggregate less than or equal to $0.18 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury on December 19, 2008, or to the extent at any time the Company pays a regular cash dividend on a quarterly rather than semi-annual basis, to the extent the aggregate per share dividends paid on the outstanding common stock in any quarter are less than or equal to $0.09. The current semi-annual cash dividend paid on our common stock is $0.09 per share. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare, and our board of directors, in its sole discretion, may decide to increase the dividend on our common stock at any time.

Recent governmental actions regarding short sales may adversely affect the market value of the warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of our common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the outstanding warrants offered hereby. The SEC recently adopted a new short sale price test, which restricts short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If such new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and warrantholders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described in “Description of the Warrants” in this prospectus supplement.

The warrants do not automatically exercise, and any warrant not exercised on or prior to the expiration date will expire unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Your return on the warrants will not reflect dividends on our common stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of the Warrants—Adjustments to the Warrants.”

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended, referred to as the “TIA,” and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrantholders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, referred to as the “FTCA,” provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants by the selling security holder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Holders of the warrants will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a decrease in the duration of the exercise period for the warrants in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our shareholders, each referred to as a “business combination,” each warrantholder’s right to receive our common stock under the terms of the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such warrantholder had exercised the warrants immediately prior to such business combination. Any such business combination could substantially affect the value of the warrants by changing the securities received upon exercise of the warrants or fixing the market value of the property to be received upon exercise of the warrants. Warrantholders will not receive any additional shares of our common stock or other compensation representing any lost value resulting from any decrease in the duration of the exercise period for, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

Hedging arrangements relating to the warrants may affect the value of our common stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

You may be subject to tax upon an adjustment to the number of shares of our common stock underlying the warrants or the exercise price of the warrants even though you do not receive a corresponding cash distribution.

The number of shares of our common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will (subject to certain exceptions) be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of warrants. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risks Related to Our Common Stock

Our share price may fluctuate.

The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects, future sales or acquisitions to which we are a party, this offering, or future sales of our securities. Such risks may be affected by:

•	operating results that vary from the expectations of management, securities analysts, and investors;

•	developments in our business or in the financial sector generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions, and other material events by us or our competitors;

•	changes in the credit, mortgage, and real estate markets, including the market for mortgage-related and other asset-backed securities;

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility; and

•	our ability to integrate the companies and the businesses that we acquire.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock.

We may issue additional equity securities in connection with other transactions we may pursue, which will result in dilution to the holders of our common stock and may adversely affect the market price of our common stock.

Following the expiration of the lock-up period described below under “Underwriting,” we will not be restricted from issuing additional shares of our common stock, including securities that are convertible into or exercisable or exchangeable for, common stock. We may also issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. If the warrants are exercised, the percentage ownership of holders of our common stock would be diluted. We may also issue additional common stock to participate in FDIC-assisted transactions or other acquisitions or to meet other regulatory requirements. We cannot predict the effect that these transactions would have on the market price of the warrants or our common stock.

You may not receive dividends on the common stock.

Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future.

Our ability to pay common stock dividends is subject to the quarterly preferred dividend rights of our Series A Preferred Stock. The payment of dividends is also subject to statutory restrictions and restrictions arising under the terms of the Company’s Trust Preferred Securities offerings as well as to compliance with certain financial covenants under the Company’s revolving line of credit. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected. See “Bank Regulation; Bank Holding Company and Subsidiary Regulations—Dividend Limitations” and “Bank Regulation; Additional Regulation of Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of regulatory and other restrictions on dividend declarations.

We are a holding company, and as a result we are largely dependent on dividends from our subsidiaries, including our banks, to provide funds for payment of dividends to our shareholders.

We are a non-operating holding company, whose principal assets and source of income are our investments in our subsidiaries, including our banks. We rely primarily on dividends from these subsidiaries to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which our banks and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Although we maintain cash positions for liquidity at the holding company level, if our banks or other of our subsidiaries were unable to supply us with cash over time, we could be unable to pay dividends to our shareholders. See “Bank Regulation; Bank Holding Company and Subsidiary Regulations—Dividend Limitations” and “Bank Regulation; Additional Regulation of Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of regulatory and other restrictions on dividend declarations.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests in us and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. The issued and outstanding shares of our Series A Preferred Stock have an aggregate liquidation preference of $50 million. We may also issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

Anti-takeover provisions could negatively impact our shareholders.

Certain provisions of our articles of incorporation, by-laws and Illinois law may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. For example, our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions. In addition, our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the Illinois Business Corporation Act, which would make it more difficult for another party to acquire us without the approval of our board of directors. The ability of a third party to acquire us is also limited under applicable banking regulations.

The Bank Holding Company Act of 1956 requires any “bank holding company” (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Wintrust common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Wintrust common stock must be taken into account in calculating a shareholder’s aggregate holdings of Wintrust common stock.

These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

Risk Factors Relating to Our Business

Our participation in FDIC-assisted acquisitions may present additional risks to our financial condition and results of operations.

As part of our growth strategy, we have pursued opportunistic whole and partial acquisitions of troubled financial institutions in transactions facilitated by the FDIC, including our recent acquisitions of Lincoln Park Bank, Wheatland Bank and Ravenswood Bank through our bank subsidiaries. These acquisitions, and any future FDIC-assisted transactions we may undertake, involve greater risk than traditional acquisitions because they are typically conducted on an accelerated basis, allowing less time for us to prepare for and evaluate possible transactions, or to prepare for integration of an acquired institution. These transactions also present risks of customer loss, strain on management resources related to collection and management of problem loans and problems related to the integration of operations and personnel of the acquired financial institutions. As a result, there can be no assurance that we will be able to successfully integrate the financial institutions we acquire, or that we will realize the anticipated benefits of the acquisitions.

We are also subject to certain risks relating to our loss sharing agreements with the FDIC. Under a loss sharing agreement, the FDIC generally agrees to reimburse the acquiring bank for a portion of any losses relating to covered assets of the acquired financial institution. This is an important financial term of any FDIC-assisted transaction, as troubled financial institutions often have poorer asset quality. As a condition to reimbursement, however, the FDIC requires the acquiring bank to follow certain servicing procedures. A failure to follow servicing procedures or any other breach of a loss sharing agreement by us could result in the loss of FDIC reimbursement. While we have established a group dedicated to servicing the loans covered by the FDIC loss sharing agreements, there can be no assurance that we will be able to comply with the FDIC servicing procedures. In addition, reimbursable losses and recoveries under loss sharing agreements are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective dates of the acquisitions. The amount that the acquiring banks realize on these assets could differ materially from the carrying value that will be reflected in our financial statements, based upon the timing and amount of collections on the covered loans in future periods. Any failure to receive reimbursement, or any material differences between the amount of reimbursements that we do receive and the carrying value reflected in our financial statements, could have a material negative effect on our financial condition and results of operations.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the warrants. This process differs from methods traditionally used in other public underwritten offerings. The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the sole book-running manager, Deutsche Bank Securities, in its capacity as the “auction agent.” The auction process will involve a modified “Dutch auction” mechanic in which the auction agent (working with a number of other brokers) will receive and accept bids from bidders at either the minimum bid price of $13.50 or at price increments of $0.10 in excess of the minimum bid price. We may, but are not required to, bid in the auction for some or all of the warrants. After the auction closes and those bids become irrevocable, which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time, the auction agent will determine the clearing price for the sale of the warrants offered hereby and, if the selling security holder chooses to proceed with the offering, the underwriter will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process” beginning on page S-12.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction, which may be difficult to do before the submission deadline, or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction process that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

The auction agent or network brokers may require bidders, including any brokers that may be bidding on behalf of their customers, to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by the auction agent or network brokers, if any, to submit bids. Additionally, you should understand that:

•	before submitting a bid in the auction, you should read this prospectus supplement, including all the risk factors and the accompanying prospectus and the documents incorporated herein and therein by reference;

•	the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that the auction agent and Treasury considered in determining the minimum bid price;

•	if bids are received for 100% or more of the offered warrants, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined;

•	if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell, at the minimum bid price in the auction, which will be deemed the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the market price of the warrants will decline;

•	we will be allowed, but are not required, to bid in the auction, and, if we do participate, we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders);

•	the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering and the number of warrants, if any, that we purchase in the auction, and the price of the warrants may decline if the warrants are illiquid;

•	the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may, in its discretion, choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

•	the auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

None of the underwriter, the selling security holder or we have undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in this offering for a number of reasons described below. You should consider all the information in this prospectus supplement and the accompanying prospectus in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction: Aladdin Capital LLC, BB&T Capital Markets, a Division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, BMO Capital Markets Corp., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities. L.P., C.L. King & Associates, Inc, D.A. Davidson & Co., FBR Capital Markets & Co., Girard Securities, Inc., Guzman & Company, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Lebenthal & Co., LLC., Loop Capital Markets LLC, Height Securities, LLC, M.R. Beal & Company, Maxim Group, LLC, MFR Securities, Inc., Monarch Capital Group LLC, Muriel Siebert & Co., Inc., RBC Capital Markets Corporation, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P., Sanford C. Bernstein & Co., LLC, Second Market, Inc., SL Hare Capital, Inc., Stifel, Nicolaus & Company, Incorporated, The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities Inc , WR Hambrecht + Co., LLC and Zions Direct, Inc. The network brokers will not share in any underwriting discounts or fees paid by the selling security holder in connection with this offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction process:

General

•	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on that same day. Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction, then the auction agent may, in consultation with the selling security holder, decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and/or reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation. We may bid, but are not required to bid, in the auction in the manner described in the last bullet point under “—The Bidding Process” below.

•	During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $13.50 per warrant.

•	The auction agent and the network brokers will contact potential investors with information about the auction and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction at the minimum bid price and above the minimum bid price at increments of $0.10.

•	No maximum price or price range has been established in connection with the auction, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction. If you submit a market bid, which is a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay, that bid will be treated as a bid at the highest price received from any bidder in the auction.

•	Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will be accepted only if they are made on an unconditional basis, which means that no “all-or-none” bids will be accepted.

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

•	any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

•	You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network brokers), although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

•	At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant (subject in all cases to the minimum bid price, the price increment and the bid size requirements described in this prospectus supplement) and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

•	Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriter until the acceptance of the bid and the allocation of warrants.

•	A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline, or any earlier deadline imposed by a network broker if you are bidding through a network broker. Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

•	If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

•	The auction agent will not provide bidders, including us, if we decide to bid, with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

•	The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

•	We will be allowed, but we are not required, to bid in the auction. If we decide to bid, we will not receive preferential treatment of any kind and will participate on the same basis as all other bidders, except that we will be required to submit any final bid we may enter by 6:00 p.m., New York City time, on the day on which the auction is conducted (i.e., our final bids will be due 30 minutes before those of other bidders). You will not be notified by the auction agent, the network brokers or the selling security holder whether we have bid in the auction or, if we elect to participate in the auction, the terms of any bid or bids we may place. We will be required to submit any bids we make through the auction agent. The submission of issuer bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids.

Pricing and Allocation

•	Deutsche Bank Securities will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders, including us, if we decide to bid. Bidders whose bids are accepted will be informed about the result of their bids.

•	If valid irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction is:

•	100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement, referred to as the “number of offered warrants,” then all warrants sold in the offering will be sold at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined;

•	50% or more but less than 100% of the number of offered warrants, then the selling security holder may, but will not be required to, sell at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction; provided that if it chooses to sell any warrants in that case, it will sell a number of warrants equal to at least 50% of the number of offered warrants; or

•	less than 50% of the number of offered warrants, then the selling security holder will not sell any warrants in this offering.

•	Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriter will sell all warrants at the same price per warrant, which will be the clearing price.

•	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

•	If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest bidding increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

•	After the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

•	The clearing price and number of warrants being sold are expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders and will also be included in the final prospectus supplement for the offering.

•	Sales to investors bidding directly through the auction agent will be settled through their accounts with Deutsche Bank Securities, while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

•	If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once the auction agent or network broker has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

•	Potential Request for Reconfirmation. The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you, or your broker if you submitted your bid through a broker other than the auction agent, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, then the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

•	Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction.

USE OF PROCEEDS

The warrants offered by this prospectus supplement are being sold for the account of the selling security holder named in this prospectus supplement. Any proceeds from the sale of these warrants will be received by the selling security holder for its own account, and we will not receive any proceeds from the sale of any of the warrants offered by this prospectus supplement.

DESCRIPTION OF THE WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which will be filed with the SEC.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of our common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $22.82 per share of common stock for which the warrant may be exercised. The warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on December 19, 2018 by delivery to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants so exercised, determined by reference to the closing price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. The exercise price applicable to the warrants is subject to adjustment as described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of the warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder, or the relevant participant of The Depository Trust Company, referred to as “DTC,” for the benefit of such warrantholder, through DTC’s DWAC system if our transfer agent participates in such system, or otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares of our common stock upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the portion of the per share market price of our common stock on the date of exercise of the warrants representing any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

The warrants have been approved for listing on NASDAQ under the symbol “WTFCW.”

Rights as a Shareholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until, and then only to the extent that, the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of our common stock issuable upon exercise of each warrant, referred to as the “warrant shares,” and the warrant exercise price will be adjusted upon occurrence of certain events as follows:

•	In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, then the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

•	In the case of cash dividends or other distributions. If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), then the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such subtracted amount and/or fair market value, the “Per Share Fair Market Value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares issuable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular semi-annual cash dividend or quarterly cash dividend, as applicable, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

•	In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or any of our affiliates pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to the adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision.

The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer that is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

•	In the case of a business combination or a reclassification of our common stock. In the event of any business combination or a reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive warrant shares will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of warrant shares will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of warrant shares will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or one-tenth (1/10th) of a share of our common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular semi-annual or quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that ordinary cash dividends will not include any cash dividends paid subsequent to December 19, 2008 to the extent the aggregate per share dividends paid on our outstanding common stock in any semi-annual period exceed $0.18 (or to the extent at such time we pay a regular cash dividend on a quarterly rather than semi-annual basis, to the extent the aggregate per share dividends paid on our outstanding common stock in any quarter exceed $0.09), as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on NASDAQ or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

The warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholders the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, Wells Fargo Bank, N.A. is appointed to act as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see “Book-Entry Issuance” below. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Book-Entry Issuance

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary, referred to as the “global warrants.” The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

Only institutions that have accounts with DTC or its nominee, referred to as “DTC participants,” or persons that may hold interests through DTC participants may own beneficial interests in a global warrant. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global warrants and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global warrants by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the warrants. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global warrant.

DTC has advised us that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

We will make any payments on warrants represented by a global warrant to DTC or its nominee, as the case may be, as the registered owner and holder of the global warrant representing those securities. DTC has advised us that upon receipt of any payment on a global warrant, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that warrant, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global warrant held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

Any global warrant that is exchangeable for warrants in definitive form as described under “—Description of the Warrant Agreement,” above, will be exchangeable in whole for warrants in definitive form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in definitive form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global warrant desires to take any action that a holder is entitled to take under the terms of the warrants, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Global Clearance and Settlement Procedures

Initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global warrants among DTC participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

SELLING SECURITY HOLDER

On December 19, 2008, we issued to Treasury a warrant to purchase 1,643,295 shares of our common stock together with shares of our preferred stock pursuant to a securities purchase agreement between us and Treasury for such warrant and preferred stock, referred to as the “Securities Purchase Agreement,” Treasury acquired the warrant and shares of our preferred stock as part of the Troubled Assets Relief Program, referred to as “TARP.” TARP was established pursuant to the Emergency Economic Stabilization Act of 2008, referred to as “EESA,” which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. The warrants being offered were acquired when Treasury acquired our preferred stock on December 19, 2008. On December 22, 2010, we redeemed the preferred stock issued to Treasury as part of TARP. We are registering the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities such as advising the President on economic and financial issues, encouraging sustainable economic growth, and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants held as of February 7, 2011 by the selling security holder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling security holder assuming all the warrants offered hereby are sold.

Number of
	Number of		Warrants to be
	Warrants	Number of	Beneficially
	Beneficially	Warrants	Owned
	Owned Prior to	Offered in	Following
Selling Security Holder	This Offering	This Offering	This Offering

United States Department of the Treasury	1,643,295	1,643,295	0

The warrants currently are exercisable for 1,643,295 shares of our common stock, which represented approximately 4.7% of our common stock outstanding as of February 3, 2011 (however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants). The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of the Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Other than the Securities Purchase Agreement, we have no material contractual relationships with the selling security holder. Purchasers of the warrants will have no rights under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we have agreed to indemnify the selling security holder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations concerning the ownership, exercise and disposition of the warrants and ownership and disposition of the common stock received upon exercising the warrants. The following discussion is not exhaustive of all possible tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary, and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations, and judicial and administrative interpretations thereof may change at any time (possibly with retroactive effect). The Code, Treasury Regulations, and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the “IRS”) or U.S. courts will agree with the tax consequences described in this summary.

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular beneficial owner of the warrants or our common stock (referred to herein as a “holder”) in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt entities, financial institutions, traders, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” real estate investment trusts, regulated investment companies or shareholders of such entities, pass-through entities for U.S. federal income tax purposes (e.g., partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or persons that hold the warrants or our common stock through such pass-through entities, holders that hold the warrants or our common stock as part of a wash sale, constructive sale, straddle, hedge, conversion transaction or other integrated investment, holders who actually or constructively own or have owned 5% or more of the total value of our common stock, holders subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, and certain U.S. expatriates). Holders who are in any of the above categories should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the ownership, exercise and disposition of the warrants and ownership and disposition of the common stock received upon exercising the warrants.

If a partnership (or any other entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) holds the warrants and/or our common stock, the tax treatment of a partner or beneficial owner of an interest in another pass-through entity will generally depend on the status of the partner or beneficial owner, the activities of the partnership or entity, and certain determinations made at the partner or beneficial owner level. Such a partner or beneficial owner should consult its own tax advisors as to the U.S. federal income tax consequences of being a partner or beneficial owner in a partnership or other pass-through entity.

This summary is directed solely to holders that hold the warrants or our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE WARRANTS AND OUR COMMON STOCK. PROSPECTIVE HOLDERS OF THE WARRANTS AND OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR WARRANTS AND COMMON STOCK.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a warrant and/or common stock that is, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of a warrant and/or common stock that is not a U.S. Holder and is not an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Warrants

U.S. Holders

Sale of the Warrants.  In general, a U.S. Holder of a warrant will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the warrant. The initial tax basis in the warrant will be the purchase price. Gain or loss attributable to the sale of the warrant will generally be capital gain or loss. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the U.S. Holder has a holding period greater than one year.

Exercise of the Warrants.  The U.S. federal income tax consequences of the exercise of warrants that require net share settlement are not entirely clear. Exercise of the warrants may be treated as a non-recognition event (except with respect to any cash received in lieu of any fractional share), either because (i) the warrants are treated as options to receive a variable number of shares of our common stock with no exercise price or (ii) the exchange of warrants for stock pursuant to net share settlement is treated as a recapitalization. In either case, a U.S. Holder’s tax basis in the common stock received will equal the U.S. Holder’s adjusted tax basis in the warrants, less any amount attributable to any fractional share. If the warrants are treated as options, the holding period of common stock received upon the exercise of a warrant will commence on the day after the warrant is exercised. If the exchange of warrants for stock pursuant to net share settlement is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. Holder’s holding period for the warrant.

It is also possible that exercise of the warrants could be treated as a taxable exchange in which gain or loss will be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term will depend on the characterization of that exchange. If a U.S. Holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. Holder’s adjusted tax basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. Holder is treated as selling warrants, such U.S. Holder will have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. Holder is treated as selling underlying shares of our common stock, such U.S. Holder will have short-term capital gain or loss. In either case, a U.S. Holder of a warrant will also recognize gain or loss in respect of the cash received in lieu of any fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. Holder’s tax basis attributable to such fractional share. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Alternatively, if the U.S. Holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of our common stock and cash in lieu of any fractional share received on exercise and (2) the holder’s adjusted tax basis in the warrants. In that case, the U.S. Holder will have long-term capital gain or loss if it has held the warrants for more than one year and such U.S. Holder will have a tax basis in the shares of our common stock received equal to their fair market value.

Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that require net share settlement, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above will be adopted by the IRS or a court. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Expiration of the Warrants.  Upon the expiration of the warrants, a U.S. Holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrants have been held for more than one year on the date of expiration. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Adjustments Under the Warrants.  Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a holder of warrants may be treated as a distribution with respect to any U.S. Holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the holder of warrants to the extent of our current or accumulated earnings and profits, without regard to whether the holder of warrants receives any cash or other property. In the event of such a taxable distribution, a U.S. Holder’s adjusted tax basis in its warrants will be increased by an amount equal to the taxable distribution.

The rules with respect to adjustments are complex, and U.S. Holders of warrants should consult their own tax advisors in the event of an adjustment.

Non-U.S. Holders

Sale or Exercise of the Warrants.  A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange or other disposition or upon exercise of the warrants unless:

•	the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder);

•	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or exercise or such Non-U.S. Holder’s holding period of the warrants, and certain other conditions are met.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, “effectively connected” gains recognized by the Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% (or lower applicable income tax treaty rate). An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale, exchange or other disposition of the warrants will be subject to a flat 30% tax on the gain derived from such sale, exchange or other disposition, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States under the Code. Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe we are not, and have not been, a USRPHC, and we do not expect to become a USRPHC.

Adjustments Under the Warrants.  Any deemed distributions resulting from adjustments pursuant to the terms of the warrants to the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased (see “—Warrants—U.S. Holders—Adjustments Under the Warrants” above) will be subject to U.S. federal withholding tax at a 30% rate (or lower applicable income tax treaty rate) to the extent deemed to be made out of our current or accumulated earnings and profits. In the case of any deemed distribution, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, shares of our common stock delivered upon exercise of the warrants. However, deemed distributions that are effectively connected with the conduct of a trade or business within the United States and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate).

Common Stock

U.S. Holders

Taxation of Dividends.  In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under “—Common Stock—U.S. Holders—Taxation of Capital Gains.”

Dividends paid by us to corporate U.S. Holders will be eligible for the dividends-received deduction, provided that the corporate U.S. Holder receiving the dividends satisfies the holding period and other requirements for the dividends-received deduction. Dividends paid by us to certain non-corporate U.S. Holders (including individuals) with respect to taxable years beginning on or before December 31, 2012 generally will be eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (currently at a maximum tax rate of 15%), provided that the non-corporate U.S. Holder receiving the dividends satisfies the applicable holding period and other requirements Dividends paid by us to certain non-corporate U.S. Holders (including individuals) with respect to taxable years beginning on or after January 1, 2013 generally will be subject to U.S. federal income taxation at ordinary income tax rates, and may be subject to the Medicare tax described below under “—Recent Legislation—Medicare Tax.”

Taxation of Capital Gains.  Upon a sale, exchange or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the stock for more than one year at the time of disposition. For a discussion of the U.S. Holder’s holding period in respect of common stock received upon exercising the warrants, see above under “—Warrants—U.S. Holders—Exercise of the Warrants.” Long-term capital gains of certain non-corporate U.S. Holders (including individuals) recognized in taxable years beginning on or before December 31, 2012 are subject to U.S. federal income taxation at a maximum rate of 15%, and thereafter at a maximum rate of 20%, and may be subject to the Medicare tax described below under “—Recent Legislation—Medicare Tax.” The deductibility of capital losses is subject to limitations under the Code.

Non-U.S. Holders

Taxation of Dividends.  In general, any distributions we make to a Non-U.S. Holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the Non-U.S. Holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as reducing the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock and, to the extent it exceeds the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock, as gain from the sale or exchange of such stock, subject to the tax treatment described below under “—Common Stock—Non-U.S. Holders—Taxation of Capital Gains.”

Dividends we pay to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder was a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable income tax treaty rate).

Taxation of Capital Gains.  In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Non-U.S. Holder’s shares of our common stock unless:

•	the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder);

•	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period of our common stock, and certain other conditions are met.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, the “branch profits tax” described above also may apply to such effectively connected gain. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States under the Code. We believe we are not, and have not been, a USRPHC (see “—Warrants—Non-U.S. Holders—Sale or Exercise of the Warrants” above), and we do not expect to become a USRPHC.

Information Reporting and Backup Withholding

In general, dividends on our common stock and payments to a U.S. Holder of the proceeds of a sale, exchange or other disposition of our common stock or warrants are subject to information reporting and may be subject to backup withholding unless the U.S. Holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Annual reporting to the IRS and to each Non-U.S. Holder will be required as to the amount of dividends paid to such Non-U.S. Holder and the amount, if any, of tax withheld with respect to such dividends, unless the Non-U.S. Holder is an exempt recipient or otherwise establishes an exemption from such requirements. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty or agreement. Dividends generally are not subject to backup withholding if the Non-U.S. Holder properly certifies its non-U.S. status (usually by completing an IRS Form W-8BEN).

The payment of the proceeds of the sale, exchange or other disposition of our common stock or warrants to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the Non-U.S. Holder certifies its non-U.S. status on IRS Form W-8BEN, or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock or warrants by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Holder establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a U.S. or Non-U.S. Holder may be refunded or credited against such U.S. or Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Recent Legislation

Medicare Tax

Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. person’s “net investment income” for a taxable year or (ii) the excess of the U.S. person’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include interest, dividends (including dividends paid with respect to our common stock), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of warrants or our common stock) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

Withholding on Payments to Foreign Financial Entities and Other Foreign Entities

Beginning with payments made after December 31, 2012, recently enacted legislation will generally impose a 30% withholding tax on U.S. source dividends and gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends (possibly including instruments such as the warrants) paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements, and (ii) certain other non-U.S. entities unless the entity provides the payor with information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. Under certain circumstances, a Non-U.S. Holder of stock might be eligible for refunds or credits of the tax. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the warrants and our common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and exercise of the warrants by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” a plan subject to Section 4975 of the Code, including an individual retirement account, or “IRA,” or Keogh plan, a plan subject to applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, referred to collectively as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or other plan’s investment in such entity, each of which is referred to as a “Plan.” A fiduciary of a Plan should consider the fiduciary standards of ERISA or Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, a Plan fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or Similar Laws and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA, the Code or Similar Laws.

With respect to Plans subject to the fiduciary duty requirements of ERISA or subject to Section 4975 of the Code, Section 406 of ERISA and Section 4975 of the Code prohibit such a Plan from engaging in certain transactions with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), referred to as “Non-ERISA Arrangements,” are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to Similar Laws.

An investment in the warrants or the acquisition of our common stock upon the exercise of the warrants by a Plan, including a Plan that is an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity, referred to as a “Plan Asset Entity,” with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code, unless such acquisition or exercise is made pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of common stock. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, that the issuer is a party in interest or disqualified person solely by reason of being a service provider to the Plan involved in the transaction or having a relationship to such service provider, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction, referred to as the “service provider exemption.” There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the warrants are acquired or exercised by a purchaser.

Any purchaser or holder of warrants or common stock or any interest therein will be deemed to have represented by its purchase of the warrants or common stock pursuant to the exercise of the warrants that either (1) it is not a Plan (including, without limitation, a Plan Asset Entity or a Non-ERISA Arrangement) and is not purchasing the warrants or common stock pursuant thereto on behalf of or with the assets of any Plan (including, without limitation, a Plan Asset Entity or Non-ERISA Arrangement) or (2) the purchase of the warrants or common stock pursuant thereto will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and/or exercising warrants on behalf of or with the assets of any Plan (including a Plan Asset Entity or Non-ERISA Arrangement) consult with their counsel regarding potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such investment and whether an exemption is available under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of warrants do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar provisions of Similar Laws. The acquisition, holding and, to the extent relevant, exercise of, warrants or common stock by any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriter, Deutsche Bank Securities, has agreed to purchase from the selling security holder the following respective number of warrants at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Number of
Underwriter	Warrants

Deutsche Bank Securities Inc.	1,643,295

Total	1,643,295

The underwriting agreement provides that the obligations of the underwriter to purchase the warrants offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process—The Auction Process—Pricing and Allocation.”

The underwriter plans to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriter to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $13.50 per warrant. The offering of the warrants by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process.

The underwriting discounts and commissions are the greater of (i) $150,000 and (ii) the sum of (1) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (2) 0.9% of the public offering price per warrant with respect to gross proceeds of the offering of the warrants in excess of $200,000,000. The selling security holder has agreed to pay the underwriter the following discounts and commissions:

	Paid by the Selling
	Security Holder	Paid by WTFC

Per Warrant	$0.22120	$0
Total	$363,496.85	$0

We estimate that our share of the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $250,000.

We have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, pledge, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the underwriter with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of the underwriter, except that without such consent we may, among other things, (i) issue common stock or securities convertible into or exchangeable for common stock in connection the exercise of options, warrants and securities outstanding on the date hereof, including with respect to any tangible equity units or stock purchase contracts, (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-3 (with respect to our stock-based compensation or incentive plans), S-4 or S-8 (or any successor form), (iii) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans, (iv) issue common stock in connection with dividend reinvestment plans or employee stock purchase plans, (v) issue common stock in connection with any court order or decree and (vi) any shares of common stock, in the aggregate not to exceed 2.5% of the number of shares of common stock outstanding at the time of the issuance, issued as consideration or partial consideration for acquisitions by us or any of our subsidiaries of the securities, businesses, property or other assets of another person or entity. The Securities Purchase Agreement with Treasury contains similar but more restrictive lock-up provisions. There are no agreements between either Deutsche Bank Securities or the selling security holder and us or any of our stockholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day period.

The warrants have no established trading market. The warrants have been approved for listing on NASDAQ under the symbol “WTFCW.” The underwriter may make a market in the warrants after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop.

In connection with the offering and any subsequent market-making activities, the underwriter may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering, or other purchases. In addition, the underwriter may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriter of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the warrants or the common stock, and may stabilize, maintain or otherwise affect the market price of the warrants or the common stock. As a result, the price of the warrants or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NASDAQ, in the over-the-counter market or otherwise.

The underwriter and its respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which they received or will receive customary fees and expenses. The underwriter has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which the underwriter is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by the underwriter in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of warrants and shares of Common Stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the warrants and shares of Common Stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of warrants may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Manager or Managers nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For purposes of this provision, the expression an “offer of the warrants to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the warrants to be offered so as to enable an investor to decide to purchase or subscribe the warrants, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this Prospectus Supplement.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The warrants and shares of Common Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such warrants and shares of Common Stock will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the warrants. The warrants are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the warrants in this offer may not transfer or resell those warrants except to other OIIs.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

then shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the warrants pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE. The offer of the warrants does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended). The warrants may not be offered to the public in the UAE. The warrants may only be offered and issued to a limited number of investors in the UAE who qualify as sophisticated investors under the relevant laws and regulations of the UAE. The underwriter represents and warrants that the warrants will not be offered, sold, transferred or delivered to the public in the UAE.

Notice to Prospective Investors in the Dubai International Financial Centre

This statement relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The warrants to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the warrants offered should conduct their own due diligence on the warrants. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. For the avoidance of doubt, the warrants are not interests in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

LEGAL MATTERS

The validity of the warrants offered hereby will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriter by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$300,000,000

Wintrust Financial Corporation

Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Stock Purchase Contracts,
Stock Purchase Units, Junior Subordinated Debentures, Guarantee of Trust Preferred Securities, Hybrid Securities
Combining Elements of the Foregoing, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and
Warrant to Purchase up to 1,643,295 Common Shares

Wintrust Capital Trust VI

Trust Preferred Securities

This prospectus relates to the potential offer and sale by us, in one or more offerings, of debt securities, common shares, preferred shares, depositary shares, warrants, stock purchase contracts, stock purchase units, trust preferred securities, junior subordinated debentures, guarantee of trust preferred securities and hybrid securities combining elements of the foregoing. We will describe the specific terms of the securities that we offer in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.

This prospectus also relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the series B preferred, a warrant to purchase 1,643,295 shares of our common stock, or the warrant, and any shares of our common stock issuable from time to time upon exercise of the warrant. The series B preferred and the warrant were originally issued by us pursuant to the Letter Agreement dated December 19, 2008, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

We and the initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our and the selling securityholders’ arrangements with them in the prospectus supplement that relates to that offering, and the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions with respect to any securities sold by them. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

We will not receive any proceeds from any sale of securities by the selling securityholders.

Wintrust Financial Corporation’s Common Stock is quoted on the NASDAQ National Market under the trading symbol “WTFC”. On March 6, 2009, the closing sale price on the NASDAQ National Market for such Common Stock was $10.05. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. We will use our reasonable best efforts to list the series B preferred if requested to do so by the initial selling securityholder.

Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Wintrust Financial Corporation’s principal executive offices are located at 727 North Bank Lane, Lake Forest, Illinois 60045 and the telephone number is (847) 615-4096. Wintrust Capital Trust VI’s principal executive offices are located at 727 North Bank Lane, Lake Forest, Illinois 60045 and the telephone number is (847) 615-4096.

The date of this prospectus is March 9, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we and the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. This document may only be used where it is legal to sell these securities. We and the selling securityholders are not making an offer of these securities in any state where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Each reference in this prospectus to “Wintrust” or “the Company,” means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise. Each reference in this prospectus to the “trust” or the “Trust” refers to Wintrust Capital Trust VI. The terms “we”, “us” and “our” refer to Wintrust when discussing the securities to be issued by Wintrust, the Trust when discussing the securities to be issued by the Trust and collectively to all of the Registrants where the context requires.

PROSPECTUS SUMMARY

Wintrust

Wintrust Financial Corporation, an Illinois corporation incorporated in 1992, is a financial holding company headquartered in Lake Forest, Illinois. As of December 31, 2008, the Company operated 15 community banks, located in the greater Chicago and Milwaukee metropolitan areas, which provide community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 79 banking facilities.

Through various of our subsidiaries, we also provide wealth management services, including trust, asset management and brokerage services, to customers located primarily in the Midwest, as well as to customers of our banks. Wintrust also originates and purchases residential mortgage loans, many of which are sold into the secondary market. In addition, Wintrust is involved in specialty lending through operating subsidiaries or divisions of certain of its banks, including premium finance receivables and short-term account receivable financing . As of December 31, 2008, we had consolidated total assets of approximately $10.7 billion, deposits of approximately $8.4 billion and stockholders’ equity of approximately $1.1 billion.

As a registered financial holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System. We are required to file with the Federal Reserve Board reports and other information regarding our business operations and the business operations of our subsidiaries.

We are a separate and distinct legal entity from our bank and other subsidiaries. Our principal source of funds to make payments on our securities is dividends, loan payments, and other funds from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary.

Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “WTFC.” Our principal executive office is located at 727 North Bank Lane, Lake Forest, Illinois, 60045, telephone number: (847) 615-4096.

The Trust

The Trust is a statutory business trust formed under the Delaware Statutory Trust Act pursuant to (i) a trust agreement executed by Wintrust, as sponsor, and the trustees of the Trust (the “Trustees”) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. At the time of public issuance of Trust Preferred Securities of the Trust, the trust agreement will be amended and restated in its entirety (as so amended and restated, the “Trust Agreement”) and will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In exchange for our capital contribution to the Trust, we will own all of the common securities of the trust. The trust exists exclusively for the following purposes:

•	issuing the trust preferred securities to the public for cash;

•	issuing the common securities to us;

•	investing the proceeds from the sale of its preferred and common securities in an equivalent amount of junior subordinated debentures to be issued by us; and

•	engaging in activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to security holders, furnishing notices and other administrative tasks.

A detailed description of the general terms of the trust preferred securities is set forth in “Description of the Trust Preferred Securities” and the applicable prospectus supplement will set forth the specific terms of any trust preferred securities.

The Trust’s principal executive offices are located at 727 North Bank Lane, Lake Forest, Illinois, 60045, telephone number: (847) 615-4096.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the documents that we incorporate by reference and any related prospectus supplement may contain statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts. These statements are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward looking statements. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrants are filing herein or incorporated by reference cautionary statements identifying important factors that could cause their respective actual results to differ materially from those projected in forward looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Registrants. Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “may”, “could”, “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “forecasts” and similar expressions) are not statements of historical facts and are forward looking. Forward looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections of Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 2, 2009 entitled “Risk Factors” and “Forward-Looking Statements” that could cause a Registrant’s actual results to differ materially from those contained in forward looking statements of such Registrant made by or on behalf of such Registrant.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Registrants. You are cautioned not to place undue reliance on forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made, and the Registrants undertake no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward looking statements.

USE OF PROCEEDS

Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include:

•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	repurchase or redemption of our securities including our preferred shares, common shares or warrants.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.

We will not receive any proceeds from any securities sold by the selling securityholders.

The Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of Wintrust Financial Corporation.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

	Year Ended December 31,
	2008		2007		2006		2005		2004

Ratio of Earnings to Fixed Charges
Including interest on deposits	1.11	x	1.24	x	1.34	x	1.55	x	1.78	x
Excluding interest on deposits	1.60	x	2.52	x	3.41	x	4.08	x	4.89	x

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus debt securities, common shares, preferred shares, depositary shares, warrants, stock purchase contracts, stock purchase units, junior subordinated debentures, guarantee of trust preferred securities or any combination of the foregoing, either individually or as units consisting of two or more securities. The selling securityholders may offer for resale under this prospectus series B preferred, the warrant and shares of our common stock issuable from time to time upon exercise of the warrant. The trust may offer trust preferred securities under this prospectus.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered by us and the selling securityholders. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Debt May be Senior or Subordinated

We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” which will be defined in the applicable prospectus supplement. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Our debt securities will be issued under an indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly summarizes the material provisions of the indenture, which has been filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part. This summary of the indenture is not complete and is qualified in its entirety by reference to the indentures. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

Payments

We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any applicable United States federal income tax consequences, including:

•	whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes;

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

•	any other terms and conditions set forth therein.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination Provisions

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner stated in the applicable prospectus supplement, to all of our senior indebtedness.

Unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default and that declaration has not been rescinded and annulled as provided under the applicable supplemental indenture.

Covenants Mergers and Other Significant Corporate Actions

Merger, Consolidation, Sale, Lease or Conveyance.  The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•	immediately prior to or after giving effect to the merger, consolidation, sale, lease or conveyance, we or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture.

Absence of Protections Against All Potential Actions of Wintrust.  There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Wintrust or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Wintrust or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An “event of default” is defined under the indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•	default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the related indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	specified events of bankruptcy, insolvency or reorganization;

•	failure to make any payment at maturity, including any applicable grace period, on any indebtedness under the indenture in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding indebtedness under the indenture, treated as one class;

•	default with respect to any indebtedness under the indenture in excess of $10,000,000 which default would have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have come due and payable, without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of such indebtedness, treated as one class; or

•	any other event of default provided in a board resolution, an officer’s certificate or the supplemental indenture under which that series of debt securities is issued.

If a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the applicable indenture caused by that failure, default or acceleration will also be considered cured.

Acceleration of Debt Securities upon an Event of Default.  The indenture provides that:

•	if an event of default (other than events of default relating to certain specified events of bankruptcy, insolvency or reorganization) occurs and is continuing, either the trustee or the holders of not less than 50% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to Wintrust and to the trustee, if given by security holders, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of Wintrust occurs and is continuing, then the principal of all those debt securities, interest accrued thereon will become immediately due and payable without any declaration or other act by the trustee or any security holder.

Annulment of Acceleration and Waiver of Defaults.  In some circumstances, with respect to a series, if any and all events of default under the indenture, other than the non-payment of the principal of or interest on the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of such series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities in such series.

Indemnification of Trustee for Actions Taken on Your Behalf.  The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities, voting as one class, may, with respect to debt securities of that class, direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder.  The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Annual Certification.  The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge.  Under the indenture, we may discharge specific obligations to holders of any series of debt securities (1) that have been delivered to the trustee for cancellation or (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by depositing with the trustee, in trust, funds in an amount sufficient to pay when due, whether at maturity or upon redemption, the principal of and interest on the debt securities to the stated maturity or redemption date, as the case may be.

Defeasance and Covenant Defeasance.  If the provisions in the indenture relating to defeasance and covenant defeasance are applicable to the debt securities of any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we may elect to be released from our obligations with respect to the debt securities under specified provisions of the indenture relating to (1) delivery to the trustee of certain reports and certificates, (2) the Company’s ability to consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, and (3) any additional covenants contained in a supplemental indenture for a particular series of debt securities or a board resolution or officers’ certificate delivered pursuant to the indenture, and any failure to comply with such obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in cash and/or U.S. government obligations, sufficient to make scheduled payments of the principal of and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund payments.

Defeasance will only be permitted if, among other things:

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default has occurred or is continuing;

•	the deposit of funds will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	certain other provisions set forth in the indenture are met; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Modification of the Indenture

Modification Without Consent of Holders.  We and the applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to, among other things:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add additional events of default;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders.  We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, each affected series voting as a separate class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not, among other things, make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, any amount of original issue discount, or interest thereon is payable;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Wintrust or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Governing Law

Unless otherwise specified in a prospectus supplement, the debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of Illinois.

DESCRIPTION OF CAPITAL STOCK

Below is a brief description of our capital stock, which we may offer hereunder and which, in the case of our common stock and the series B preferred, may be resold hereunder by the selling securityholders. This description does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as Amended, our Amended and Restated By-laws, the Statement of Resolution Establishing Series of Junior Serial Preferred Stock A, the Amended and Restated Certificate of Designations of 8.00% Non- Cumulative Perpetual Convertible Preferred Stock, Series A, or the Series A Certificate of Designations, and the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the Series B Certificate of Designations.

Authorized Capital Stock

Under Wintrust’s amended and restated articles of incorporation, as amended, Wintrust has the authority to issue 60 million shares of common stock, no par value per share, and 20 million shares of preferred stock, no par value per share. Of the 20 million shares of preferred stock, 50,000 have been designated 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, or the series A preferred, 250,000 have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the series B preferred, and 100,000 have been designated Junior Serial Preferred Stock A, or the junior serial preferred stock. Our junior serial preferred stock was authorized in connection with our adoption of a rights agreement on July 28, 1998. These rights expired on June 30, 2005. As of March 6, 2009, 23,877,870 shares of common stock, 50,000 shares of series A preferred, 250,000 shares of series B preferred and no shares of junior serial preferred stock were issued and outstanding.

Common Stock

General.  We may issue and offer shares of our common stock, and the selling securityholders may offer for resale shares of our common stock issuable upon exercise of the warrant issued to the initial selling securityholder. All shares of Wintrust common stock are, and the shares of Wintrust common stock issuable upon conversion of the series A preferred or upon exercise of the warrant issued to the initial selling securityholder will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Wintrust common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Wintrust preferred stock, including the series A preferred, series B preferred, junior serial preferred stock and any series of preferred stock that Wintrust may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the Illinois Business Corporation Act, or the IBCA.

Voting Rights.  Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of our directors standing for election.

Dividend Rights.  The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of outstanding Wintrust preferred stock, including the series A preferred and series B preferred. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock, including the series A preferred and series B preferred.

Preemptive Rights.  Under our amended and restated articles of incorporation, as amended, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Listing.  Our common shares are listed on the NASDAQ National Stock Market. We intend to apply to the NASDAQ National Market to list the additional common shares offered hereby.

Series A Preferred Stock

General.  Shares of our series A preferred are not registered for sale pursuant to this prospectus.

Dividends.  Non-Cumulative Dividends on the series A preferred are payable quarterly in arrears if, when and as declared by our Board of Directors, at a rate of 8.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series A preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series A preferred. The series A preferred is not redeemable by the holders thereof or us.

Conversion.  Holders of the series A preferred may convert their shares into common stock at any time. We may convert all of the series A preferred into common stock upon the consummation of certain Fundamental Transactions (as defined in the Series A Certificate of Designations) consummated on or after August 26, 2010, provided that we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. On or after August 26, 2013, we may convert any or all of the series A preferred into common stock if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds $35.59 and we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. The conversion price of the series A preferred is subject to customary anti-dilution adjustments. In addition, the conversion price will be adjusted if we sell more than $10 million of common stock (or securities convertible into or exchangeable for common stock) prior to August 26, 2010 at a price per share that is less than an amount that is $1.00 beneath the then applicable conversion price.

Reorganization Events and Fundamental Transactions.  If the Company consummates a Reorganization Event (as defined in the Series A Certificate of Designations), each share of the series A preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock. If we consummates a Fundamental Transaction prior to August 26, 2010, holders of shares of series A preferred may convert such shares into the right to receive the consideration into which shares of common stock are exchanged or converted as a result of such Fundamental Transaction. The consideration to be received by the holders of series A preferred for each share of common stock into which the series A preferred is convertible must have a fair value of at least $38.33 per share, which is equal to 140% of the initial conversion price, if such Fundamental Transaction is consummated on or prior to August 26, 2009, and a fair value of at least $36.96 per share, which is equal to 135% of the initial conversion price, if such Fundamental Transaction is consummated prior to August 26, 2010, in each case as equitably adjusted for stock splits, stock combinations, stock dividends or similar transactions.

Voting Rights.  Holders of the series A preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation in a manner adverse to the rights of the series A preferred, issue capital stock ranking senior to the series A preferred or take certain other actions without the approval of the holders of the series A preferred. In addition, holders of the series A preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series A preferred for four or more quarterly dividend periods, whether or not consecutive.

The series A preferred is not traded or quoted on any market.

Description of Series B Preferred Stock

General.  The shares of our series B preferred are registered for resale by the selling securityholders pursuant to this prospectus.

Dividends.  Holders of shares of series B preferred are entitled to receive if, as and when declared by our board of directors, out of legally available funds, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of series B preferred with respect to each dividend period from December 19, 2008 to, but excluding, December 20, 2013. From and after December 20, 2013, holders of shares of series B preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of series B preferred with respect to each dividend period thereafter.

Dividends on the series B preferred are payable quarterly in arrears on each February 15, May 15, August 15 and November 15 (each, a “dividend payment date”), starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and in that circumstance no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the series B preferred are payable to holders of record of shares of series B preferred on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as our board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the series B preferred, we are required to provide written notice to the holders of shares of series B preferred prior to the applicable dividend payment date. Unpaid dividends on the series B preferred will be compounded.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends.  With respect to the payment of dividends and the amounts to be paid upon liquidation, the series B preferred will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the series B preferred; and

•	at least equally with all other equity securities designated as ranking on a parity with the series B preferred (“parity stock”), including our outstanding shares of series A preferred, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of series B preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock.

In addition, we may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the series B preferred for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business;

•	purchases or other acquisitions by broker-dealer subsidiaries of our company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of business;

•	purchases or other acquisitions by broker-dealer subsidiaries of our company for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	redemption or repurchases of rights pursuant to any stockholders’ rights plan;

•	the acquisition by us of record ownership of junior stock or parity stock for the beneficial ownership of any other person (other than us), including as trustees or custodians; and

•	the exchange or conversion of (i) junior stock for or into other junior stock, or (ii) parity stock for or into other parity stock or junior stock, but only to the extent that (x) such acquisition is required pursuant to binding contractual agreements entered into before December 19, 2008, or (y) any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the series B preferred and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the series B preferred), with respect to the series B preferred and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors may be declared and paid on our common stock and any other stock ranking equally with or junior to the series B preferred from time to time out of any funds legally available for such payment, and the series B preferred shall not be entitled to participate in any such dividends.

Redemption.  The series B preferred may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $62,500,000, which equals 25% of the aggregate liquidation amount of the series B preferred on the date of issuance. In such a case, we may redeem the series B preferred, in whole or in part, subject to the approval of the Federal Reserve Board, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than us or our subsidiaries after December 19, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to December 19, 2008.

On or after February 15, 2012, the series B preferred may be redeemed by us at any time, in whole or in part, subject to the approval of the Federal Reserve Board and the notice requirements described below.

In any redemption, the redemption price of the series B preferred shall be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The series B preferred will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of series B preferred have no right to require the redemption or repurchase of their shares of series B preferred.

In the case of any redemption of less than all of the shares of series B preferred, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors may determine to be fair and equitable. Furthermore, if we repurchase shares of series B preferred from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the shares of series B preferred then held by the initial selling securityholder.

We will mail notice of any redemption of the series B preferred by first class mail, postage prepaid, addressed to the holders of record of the shares of series B preferred to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of series B preferred designated for redemption will not affect the redemption of any other shares of series B preferred. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of series B preferred are to be redeemed, and the number of shares of series B preferred to be redeemed (and, if less than all shares of series B preferred held by the applicable holder, the number of shares to be redeemed from such holder).

Shares of series B preferred that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Pursuant to the American Recovery and Reinvestment Act of 2009, or the ARRA, a financial institution that receives assistance under the United States Department of the Treasury’s Troubled Asset Relief Program may repay such assistance without regard to the waiting period and source requirements described above, subject to the requirements that the recipient consult with the appropriate Federal banking agency and that it repay a minimum of 25% of the issue price of the preferred stock. The ARRA further provides that in the event a recipient repays such assistance, the Secretary of the Treasury will liquidate the warrants associated with such assistance at the current market price, which may include a repurchase of the warrants by the issuer. The shares of series B preferred and the warrant sold by Wintrust to the initial selling securityholder are subject to these provisions of the ARRA.

Liquidation Rights.  In the event that we voluntarily or involuntarily liquidate, dissolve or winds up our affairs, holders of series B preferred will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of series B preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the series B preferred.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of series B preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of series B preferred and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of series B preferred has been paid in full to all holders of series B preferred and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to series B preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into, any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights.  Except as indicated below or otherwise required by law, holders of series B preferred will not have any voting rights.

If dividends on the series B preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of series B preferred, together with the holders of any outstanding parity stock with like voting rights (the “Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members to our board of directors (the “Preferred Stock Directors”), at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends on the series B preferred for all past dividend periods have been paid in full. The election of any Preferred Stock Director is subject to the qualification that his or her election would not cause us to violate the corporate governance requirement of the Nasdaq Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of series B preferred and Voting Parity Stock to elect Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors on our board will be reduced by the number of Preferred Stock Directors that the holders of series B preferred and Voting Parity Stock had been entitled to elect. The holders of a majority of shares of series B preferred and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of series B preferred and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of his or her unexpired term.

So long as any shares of series B preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by our amended and restated certificate of incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of series B preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment or alteration of our amended and restated certificate of incorporation, as amended to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the series B preferred with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

•	any amendment, alteration or repeal of any provision of the Series B Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of series B preferred; or

•	any consummation of a binding share exchange or reclassification involving the series B preferred or a merger or consolidation of us with another entity, unless the shares of series B preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of series B preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the series B preferred, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of series B preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of series B preferred to effect the redemption.

Preferred Stock

General.  We may offer shares of any series of preferred stock that we may designate and issue in the future. Under our amended and restated articles of incorporation, as amended, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders.

Preferred Stock Offered Hereby.  If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred shares, including the following, where applicable:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares will accumulate;

•	the dividend periods (or the method of calculating the dividend periods);

•	the voting rights of the preferred shares, if any;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

•	whether or not the shares of the series will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether the preferred shares of the series will be listed on a national securities exchange or quoted on an automated quotation system;

•	federal income tax considerations; and

•	the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete and reference will be made to the certificate of designation relating to a series of preferred shares which will be filed with the SEC.

Depositary Shares

We may elect to offer fractional preferred shares rather than full preferred shares. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred shares. If we offer depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred shares to which the depositary shares relate.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Exchange Agent and Registrar

Illinois Stock Transfer Company is the exchange agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the exchange agent and registrar for each series of preferred stock will be Illinois Stock Transfer Company.

Certain Provisions That May Have an Anti-Takeover Effect

Certain provisions of Wintrust’s articles of incorporation, by-laws and the IBCA may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Wintrust’s board of directors.

These provisions may have the effect of discouraging a future takeover attempt which is not approved by Wintrust’s board of directors but which individual Wintrust shareholders may deem to be in their best interests or in which Wintrust shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust’s current board of directors or management more difficult.

These provisions of Wintrust’s articles of incorporation and by-laws include the following:

•	our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•	our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

•	our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:

•	receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

•	is approved by at least two-thirds of the disinterested directors; or

•	provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

•	Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:

•	the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

•	the fair market value per common share on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

•	For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:

•	is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

•	was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

•	was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.

•	the amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders’ ability to act by written consent, (d) regarding the minimum number of directors, (e) indemnification of directors and officers by Wintrust and limitation of liability for directors, and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Wintrust’s by-laws may be amended only by the board of directors.

The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors.

Additionally, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve has been given 60 days’ prior written notice of such proposed acquisition; and

•	within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued.

An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Wintrust, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this Prospectus as “Stock Purchase Contracts.” The price per common share and number of common shares may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common shares under the Stock Purchase Contracts, which we refer to in this Prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares, or preferred shares. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or preferred shares purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

DESCRIPTION OF WARRANT TO PURCHASE COMMON SHARES

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the warrant, a copy of which was filed by us with the SEC as an exhibit to our Current Report of Form 8-K, dated December 24, 2008.

Common Shares Subject to the Warrant

The warrant is initially exercisable into up to 1,643,295 of our common shares. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $250,000,000, which is equal to 100% of the aggregate liquidation preference of the series B preferred, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50%. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “Adjustments to the Warrant.”

If we elect to repay the investment received from the sale of the series B preferred and the warrant to the United States Department of Treasury in accordance with the ARRA, the initial selling securityholder will liquidate the warrant at the then-current market price.

Exercise of the Warrant

The initial exercise price applicable to the warrant is $22.82 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 19, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to further adjustments described below under the heading “Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised.

Rights as a Stockholder

The warrantholders shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised. The initial selling securityholder has agreed not to exercise any voting rights with respect to any shares of our common stock issued upon exercise of the warrant.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than one half of the number of shares of our common stock issuable upon exercise of the warrant until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $250,000,000 and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

The number of shares of our common stock issuable upon exercise of the warrant (the “warrant shares”) and the warrant exercise price will be adjusted upon occurrence of certain events as follows:

In the case of stock splits, subdivisions, reclassifications or combinations of common stock.  The number of warrant shares and the exercise price for the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify shares of our common stock.

In the case of issuance of common stock (and convertible securities) for less than 90% of the market price of our common stock on the last trading day preceding the date of the agreement on pricing such shares.  Until the earlier of (i) the date on which the initial selling securityholder no longer holds the warrant or any portion thereof and (ii) December 19, 2011, if we issue shares of our common stock (or securities convertible or exercisable into shares of our common stock) for less than 90% of the market price of our common stock on the last trading day prior to pricing such shares, the number of warrant shares and the exercise price for the warrant will be proportionately adjusted. Adjustments will not be made if shares are issued as part of merger consideration, benefit or compensation plans, a registered or Rule 144A offering, or preemptive rights existing as of December 19, 2008.

Other Distributions.  In the event we make a distribution of securities, evidences of indebtedness, assets, cash, rights or warrants to holders of our common stock, the exercise price of the warrant and the number of warrant shares will be proportionately adjusted.

In the case of a pro rata repurchase of common stock.  A “pro rata repurchase” is defined as any repurchase of shares of our common stock by us pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder or any other offer available to substantially all holders of our common stock. In any such transaction, the exercise price of the warrant and the number of warrant shares will be proportionately adjusted.

In the case of a merger, consolidation, statutory share exchange, reclassification of our common stock or similar transaction that requires the approval of our stockholders (any such transaction, a “business combination”).  In the event of a business combination, the warrantholder’s right to receive the warrant shares will be converted into the right to exercise the warrant to acquire the number of shares of stock or other securities which the warrantholder would have been entitled to receive upon consummation of the business combination if the warrantholder had exercised the warrant prior to such business combination.

DESCRIPTION OF THE TRUST

Wintrust Capital Trust VI is a Delaware statutory trust formed pursuant to the Delaware Statutory Trust Act under a trust agreement executed by us, as sponsor for the trust, and the trustees, and a certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the trust preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.

The following discussion contains a description of the material terms of the trust agreement for the trust and is subject to, and is qualified in its entirety by reference to, the amended and restated trust agreement.

The holders of the trust preferred securities issued pursuant to an offering described in this prospectus and subsequent prospectus supplements will own all of the issued and outstanding trust preferred securities of the trust which have certain prior rights over the other securities of the trust in certain circumstances as specified in this prospectus. We will not initially own any of the trust preferred securities. We will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the trust preferred securities, are called the trust securities.

The trust exists exclusively for the purposes of:

•	issuing the trust preferred securities to the public for cash;

•	issuing its common securities to us in exchange for our capitalization of the trust;

•	investing the proceeds from the sale of the trust securities in an equivalent amount of debentures; and

•	engaging in other activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to security holders, furnishing notices and other administrative tasks.

The trust will not have any independent business operations or any assets, revenues or cash flows other than those related to the issuance and administration of the trust securities.

The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the debentures. Other than with respect to payment of distributions on and the liquidation amount of the trust securities, Wintrust has agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.

The number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with Wintrust. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, Wilmington Trust Company, a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will also initially be Wilmington Trust Company. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, Wilmington Trust Company will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the trust preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.

The property trustee will hold the debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest-bearing

“payment account” established with Wilmington Trust Company to hold all payments made on the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities. We will pay all fees and expenses related to the trust and the offering of the trust preferred securities, including the fees and expenses of the trustees.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust will issue only one series of trust preferred securities and one series of common securities. The trust agreement for the trust will be qualified as an indenture under the Trust Indenture Act of 1939. The trust preferred securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the trust preferred securities and a form of the trust preferred securities are filed as exhibits to the registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee.

General

The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of the trust preferred securities to be sold to the public and the common securities. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or incur any other indebtedness.

The trust preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the trust preferred securities will be entitled to a preference over the common securities upon an event of default with respect to distributions and amounts payable on redemption or liquidation. The trust preferred securities will rank equally, and payments on the trust preferred securities will be made proportionally, with the common securities, except as described under “— Subordination of Common Securities.”

The property trustee will hold legal title to the debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, to the extent described under “Description of the Guarantee.” The guarantee agreement does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.

The specific terms of the trust preferred securities offered by the trust will be described in a prospectus supplement, including:

•	the specific designation, liquidation amount, number to be issued by the trust and purchase price;

•	the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

•	the distribution rates (or the method by which the rates will be determined), if any;

•	the dates on which any distributions will be payable;

•	any provisions relating to deferral of distribution payments;

•	the places where distributions and other amounts payable on the trust preferred securities will be payable;

•	any repayment, redemption, prepayment or sinking fund provisions;

•	any conversion or exchange provisions;

•	the voting rights, if any, of holders of the capital securities;

•	the terms and conditions, if any, upon which the assets of the trust may be distributed to holders of the trust preferred securities;

•	any applicable United States federal income tax consequences; and

•	any other specific terms of the trust preferred securities.

If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, the trust may differ from the terms summarized in this prospectus.

Distributions

Source of Distributions.  The funds of the trust available for distribution to holders of the trust preferred securities will be limited to payments made under the debentures, which the trust will purchase with the proceeds from the sale of the trust securities.

Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date.

Extension Period.  As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an “extension period.” No extension period may extend beyond the maturity date or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the trust preferred securities will also be deferred during any such extension period. Any deferred distributions under the trust preferred securities will accumulate additional amounts at an annual rate compounded quarterly from the relevant distribution date. The term “distributions” as used in this prospectus includes those accumulated amounts.

During an extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock);

•	make any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally with (including the debentures issued to our other affiliated Delaware trusts), or junior in interest to, the debentures;

•	make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the debentures (other than payments under the guarantee for the trust preferred securities); or

•	redeem, purchase or acquire less than all of the debentures or any of the trust preferred securities.

After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.

We do not currently intend to exercise our right to defer distributions on the trust preferred securities by deferring the payment of interest on the debentures.

Redemption or Exchange

General.  Subject to the prior approval of the Federal Reserve, if required, we will have the right to redeem the debentures:

•	in whole at any time, or in part from time to time, on or after the date set forth in the applicable prospectus supplement;

•	at any time, in whole, within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

•	at any time, and from time to time, to the extent of any trust preferred securities we purchase, plus a proportionate amount of the common securities we hold.

Mandatory Redemption.  Upon our repayment or redemption, in whole or in part, of any debentures, whether on the date set forth in the applicable prospectus supplement or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days’ nor more than 60 days’ notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption. If less than all of the debentures are to be repaid or redeemed on a date of redemption, then the proceeds from such repayment or redemption will be allocated to redemption of trust preferred securities and common securities proportionately.

Distribution of Debentures in Exchange for Trust Preferred Securities.  Upon prior approval of the Federal Reserve, if required by law or regulation, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the debentures to be distributed directly to the holders of trust securities in liquidation of the trust. See “— Liquidation Distribution upon Termination.”

After the liquidation date fixed for any distribution of debentures in exchange for trust preferred securities:

•	those trust securities will no longer be deemed to be outstanding;

•	certificates representing debentures in a principal amount equal to the liquidation amount of those trust preferred securities will be issued in exchange for the trust preferred securities;

•	we will use our best efforts to list the debentures on the Nasdaq National Market or on such other exchange as the trust preferred securities are then listed;

•	any certificates representing trust securities that are not surrendered for exchange will be deemed to represent debentures with a principal amount equal to the liquidation amount of those trust preferred securities, accruing interest at the rate provided for in the debentures from the last distribution date on the trust preferred securities; and

•	all rights of the trust securityholders other than the right to receive debentures upon surrender of a certificate representing trust securities will terminate.

We cannot assure you that the market prices for the trust preferred securities or the debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The trust preferred securities that an investor may purchase, or the debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event.  Subject to the receipt of approval from the Federal Reserve, if a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, we will have the right to redeem the debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price described above. If one of these events occurs and we do not elect to redeem the debentures, or to dissolve the trust and cause the debentures to be distributed to holders of the trust securities, then the trust preferred securities will remain outstanding and additional interest may be payable on the debentures.

“Tax Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

•	interest payable by us on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

•	the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the debentures; or

•	the trust is, or will be within 90 days after the date of opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.

“Investment Company Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

“Capital Treatment Event” means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the trust preferred securities as Tier 1 capital for purposes of the current capital adequacy guidelines of the Federal Reserve, as a result of any amendment to any laws or any regulations.

For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.

Redemption of Debentures in Exchange for Trust Preferred Securities We Purchase.  Upon prior approval of the Federal Reserve, if required by law or regulation, we will also have the right at any time, and from time to time, to redeem debentures in exchange for any trust preferred securities we may have purchased in the market. If we elect to surrender any trust preferred securities beneficially owned by us in exchange for redemption of a like amount of debentures, we will also surrender a proportionate amount of common securities in exchange for debentures. Trust preferred securities owned by other holders will not be called for redemption at any time when we elect to exchange trust securities we own for debentures.

The common securities we surrender will be in the same proportion to the trust preferred securities we surrender as is the ratio of common securities purchased by us to the trust preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the debentures redeemed in exchange will be cancelled.

Redemption Procedures

Trust preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the debentures. Redemptions of the trust preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, interest will cease to accumulate on the debentures called for redemption on and after the date of redemption.

If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will irrevocably deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. If the trust preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such trust preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.

If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next succeeding calendar year, payment of the interest will be made on the immediately preceding business day.

If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Payment of the redemption price on the trust preferred securities will be made to the applicable recordholders as they appear on the register for the trust preferred securities on the relevant record date, which will be the date 15 days prior to the relevant redemption date.

If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular trust preferred securities to be redeemed will be selected by the property trustee from the outstanding trust preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. The property trustee will promptly notify the registrar for the trust preferred securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. If the redemption relates to trust preferred securities purchased by us and being exchanged for a like amount of debentures, then the trust preferred securities we own will be the ones selected for redemption.

Subject to applicable law, if we are exercising our right to defer interest payments on the debentures or an event of default under the indenture for the debentures shall have occurred and be continuing, we may not, at any time, purchase outstanding trust preferred securities.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the trust preferred securities and common securities will be made based on the liquidation amount of these securities. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or before that time, or in the case of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding trust preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the trust preferred securities then due and payable.

In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Termination

We will have the right at any time to dissolve, wind-up or terminate the trust and cause debentures to be distributed to the holders of the trust preferred securities. This right is subject, however, to us receiving approval of the Federal Reserve, if required by law or regulation.

In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:

•	our bankruptcy, dissolution or liquidation;

•	the distribution of a like amount of the debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;

•	redemption of all of the trust preferred securities as described under “— Redemption or Exchange — Mandatory Redemption”; or

•	the entry of a court order for the dissolution of the trust.

With the exception of a redemption as described under “— Redemption or Exchange — Mandatory Redemption,” if an early termination of the trust occurs, the trust will be liquidated by the trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such debentures are distributed, with accrued and unpaid interest in an amount equal to the accrued and unpaid interest then due on such debentures.

However, if the property trustee determines that the distribution is not practical, then the holders of trust securities will be entitled to receive, instead of debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the trust preferred securities. However, if an event of default under the indenture has occurred and is continuing, the trust preferred securities will have a priority over the common securities. See “— Subordination of Common Securities.”

Under current United States federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the debentures should not be a taxable event to holders of the trust preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the trust preferred securities. The applicable prospectus supplement will contain a detailed description of these tax consequences.

If we do not elect to redeem the debentures prior to maturity or to liquidate the trust and distribute the debentures to holders of the trust preferred securities, the trust preferred securities will remain outstanding until the repayment of the debentures. If we elect to dissolve the trust and thus cause the debentures to be distributed to holders of the trust securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the debentures.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement with respect to the trust preferred securities:

•	the occurrence of an event of default under the indenture;

•	a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	a default by the trust in the payment of any redemption price of any of the trust securities when it becomes due and payable;

•	a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the two immediately preceding bullet points, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustee(s) by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. Wintrust and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

If an event of default under the indenture has occurred and is continuing, the trust preferred securities will have preference over the common securities upon termination of the trust. The existence of an event of default under the trust agreement does not entitle the holders of trust preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the debentures fail to accelerate the maturity thereof.

Removal of the Trustees

Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee or the Delaware trustee. The holders of the trust preferred securities have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case these trustees will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Trustees

Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be considered to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, undertake a transaction listed above if the following conditions are met:

•	the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or (b) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (referred to as “successor securities”) so long as the successor securities rank the same in priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the debentures;

•	the successor securities are listed or traded or will be listed or traded on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the debentures, the trust agreement and the expense agreement.

Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the trust preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment to Trust Agreement

Except as described below and under “Description of the Guarantee — Amendments” and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the trust preferred securities will have no voting rights.

The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust preferred securities, in the following circumstances:

•	with respect to acceptance of appointment by a successor trustee;

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities;

•	to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act; or

•	to reduce or increase the liquidation amount of the trust securities and simultaneously to correspondingly increase or decrease the number of trust securities issued and outstanding solely for the purpose of maintaining the eligibility of the preferred securities for quotation or listing on any national securities exchange or other organization on which the preferred securities are then quoted or listed, as long as the aggregate liquidation amount of the trust securities outstanding upon completion of such increase or reduction does not change.

With the consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each affected holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.

As long as the property trustee holds any debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the debentures will be due and payable; or

•	consent to any amendment or termination of the indenture or the debentures, where the property trustee’s consent is required. However, where a consent under the indenture requires the consent of each holder of the affected debentures, no consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust shall continue to be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust securities.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel its trust preferred securities in accordance with the trust agreement.

Notwithstanding the fact that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by Wintrust, the trustees or any affiliate of Wintrust or any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments in respect of the trust preferred securities will be made to The Depository Trust Company, or DTC, which will credit the relevant accounts of participants on the applicable distribution dates, or, if any of the trust preferred securities are not held by DTC, the payments will be made by check mailed to the address of the holder as listed on the register of holders of the trust preferred securities. The paying agent for the trust preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the trust preferred securities may resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the trust preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.

Register and Transfer Agent

The property trustee will act as the registrar and the transfer agent for the trust preferred securities. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of trust preferred securities after they have been called for redemption.

Information Concerning the Property Trustee

The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

•	the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

•	the debentures will be treated as indebtedness of Wintrust for federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.

Holders of the trust preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

Concurrently with the issuance of the trust preferred securities, the trust will invest the proceeds from the sale of the trust preferred securities in the debentures issued by us. The debentures will be issued as unsecured debt under the indenture between us and an indenture trustee. The indenture will be qualified under the Trust Indenture Act. When used in this section, indenture refers only to the indenture for the junior subordinated debentures of Wintrust, and not the indenture for the debt securities of Wintrust.

The following discussion contains a description of the material provisions of the indenture and is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

General

The debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary’s liquidation or reorganization or otherwise, and thus the ability of holders of the debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debentures should look only to our assets for payment. Except as otherwise provided in the applicable prospectus supplement, the indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt. See “— Subordination” and “— Miscellaneous.”

The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the debentures.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right, if any, of Wintrust to shorten or extend the stated maturity date in certain circumstances;

•	the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, our right, if any, to defer or extend an interest payment date and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the indenture as described below under “— Registration and Transfer of Junior Subordinated Debentures,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the indenture may be made;

•	any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at our option or at the option of a holder of junior subordinated debentures;

•	our obligation, if any, to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the denominations in which any junior subordinated debentures will be issuable;

•	if other than in U.S. dollars, in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

•	any additions, modifications or deletions in the events of default under the indenture or covenants of Wintrust specified in the indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

•	whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

•	any additions or changes to the indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

•	whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

•	any other terms of the junior subordinated debentures not inconsistent with the provisions of the indenture.

Registration and Transfer of Junior Subordinated Debentures

Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination

The debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined in the applicable prospectus supplement. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of Wintrust, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.

If the maturity of any debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the debentures will be entitled to receive or retain any principal or interest payments on the debentures.

No payments of principal or interest on the debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

Payment and Paying Agent

Generally, payment of principal of and interest on the debentures will be made at the office of the indenture trustee. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on debentures will be made to the person in whose name the debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

Any moneys deposited with the indenture trustee or any paying agent for the debentures, or then held by us in trust, for the payment of the principal of or interest on the debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the debenture will thereafter look, as a general unsecured creditor, only to us for payment.

Registrar and Transfer Agent

The indenture trustee will act as the registrar and the transfer agent for the debentures. Debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in New York City, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the debentures.

If we redeem any of the debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of or exchange any debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion not to be redeemed.

Modification of Indenture

We and the indenture trustee may, from time to time without the consent of the holders of the debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debentures. However, without the consent of the holder of each outstanding debenture affected by the proposed modification, no modification may:

•	extend the maturity date of the debentures;

•	reduce the principal amount or the rate or extend the time of payment of interest; or

•	reduce the percentage of principal amount of debentures required to amend the indenture.

As long as any of the trust preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the trust securities.

Debenture Events of Default

The indenture provides that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:

•	our failure to pay any interest on the debentures for 30 days after the due date, except where we have properly deferred the interest payment;

•	our failure to pay any principal on the debentures when due whether at maturity, upon redemption or otherwise;

•	our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures; or

•	our bankruptcy, insolvency or reorganization or dissolution of the trust other than in connection with a distribution of the debentures in connection with such dissolution, redemption of the trust securities or certain transactions permitted under the trust agreement.

The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the debentures may rescind and annul the declaration if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee and any and all events of default have been remedied or waived by the holders of a majority of the outstanding principal amount of the debentures. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the debentures which has become due solely by the acceleration.

So long as the property trustee is the holder of the debentures, an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

Enforcement of Certain Rights by Holders of the Trust Preferred Securities

If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the debentures on the date on which the payment is due and payable, then a holder of trust preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the trust preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

•	if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under the guarantee, to the extent the trust preferred securities are then outstanding;

•	immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

•	other conditions as prescribed in the indenture are met.

Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See “Description of the Trust Preferred Securities — Mergers, Consolidations, Amalgamations or Replacements of the Trust.”

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all debentures not previously delivered to the indenture trustee for cancellation:

•	have become due and payable; and

•	will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of the deposit or to the stated maturity or redemption date, as the case may be.

We may still be required to provide officers’ certificates, opinions of counsel and pay fees and expenses due after these events occur.

Governing Law

Unless otherwise specified in a prospectus supplement, the indenture and the debentures will be governed by and construed in accordance with Illinois law.

Information Concerning the Indenture Trustee

The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

We have agreed, pursuant to the indenture, for so long as trust preferred securities remain outstanding:

•	to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate the trust without prior approval of the Federal Reserve, if required by law or regulation;

•	to use our reasonable efforts to cause the trust (a) to remain a statutory trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes;

•	to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the debentures; and

•	to use our reasonable efforts to maintain the eligibility of the trust preferred securities for quotation or listing on a national securities exchange and to keep the trust preferred securities listed for so long as they remain outstanding.

DESCRIPTION OF GUARANTEE

The trust preferred securities guarantee agreement will be executed and delivered by us concurrently with the issuance of the trust preferred securities for the benefit of the holders of the trust preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold each guarantee for the benefit of the holders of the trust preferred securities. The following discussion contains a description of the material provisions of the guarantee and is qualified in its entirety by reference to the guarantee agreement and the Trust Indenture Act. Prospective investors are urged to read the form of the guarantee agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Specific terms of a guarantee will be described in the prospectus supplement relating to the applicable trust preferred securities. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreement, the guarantee payments (as defined below) to the holders of the trust preferred securities as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

The following payments with respect to the trust preferred securities are called the “guarantee payments” and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities;

•	with respect to any trust preferred securities called for redemption, the redemption price; and

•	upon a voluntary or involuntary dissolution, winding up or termination of the trust (other than in connection with the distribution of debentures to the holders of trust preferred securities in exchange for trust preferred securities), the lesser of:

(a) the amount of the liquidation distribution; and

(b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities in liquidation of the trust.

We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the amounts to the holders.

The guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the trust preferred securities.

Status of Guarantee

The guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently, and neither of the indenture nor the trust agreement limits the amounts of the obligations that we may incur.

The guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity.

The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the debentures to the holders of the trust preferred securities. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.

Amendments

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities, in which case no vote will be required, the guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding trust preferred securities.

Events of Default; Remedies

An event of default under the guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the guarantee. If the guarantee trustee has actual knowledge that an event of default has occurred and is continuing, the guarantee trustee must enforce the guarantee for the benefit of the holders of the trust preferred securities. The holders of a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

Any holder of trust preferred securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the trust preferred securities;

•	full payment of the amounts payable upon liquidation of the trust; or

•	distribution of the debentures to the holders of the trust preferred securities.

If at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee, the guarantee will continue to be effective or will be reinstated with respect to such amounts.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any trust preferred securities, unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby; but this does not relieve the guarantee trustee of its obligation to exercise the rights and powers under the guarantee in the event of a default.

Expense Agreement

We will, pursuant to the separate Agreement as to Expenses and Liabilities entered into by us and the trust under the trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the trust preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the trust preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

Unless otherwise specified in a prospectus supplement, the guarantee will be governed by Illinois law.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing, and other employee benefit plans which are subject to Title I of the Employee Retirement Security Act of 1974, as amended (which we refer to as “ERISA”), (ii) plans, accounts, and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), or provisions under federal, state, local, non-U.S., or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (which we refer to as “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts, or arrangements. Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such pension, profit sharing, or other employee benefit plans that are subject to Section 406 of ERISA or Section 4975 of the Code. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, class, or administrative exemption. A fiduciary of any such plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Wintrust offered securities and the trust preferred securities (collectively, the “Offered Securities”). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase.

Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer the such participant’s interest in the Offered Securities, on DTC’s records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered

Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to such agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We and the selling securityholders may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods.

We will pay the costs and fees of registering the securities covered by this prospectus and other expenses related to the registration of the securities, including any securities offered by the selling securityholders to the extent required by the Securities Purchase Agreement, dated December 19, 2008, between us and the United States Department of the Treasury (the “Purchase Agreement”). However, we will not pay on behalf of the selling securityholders any underwriting discounts or commissions or other amounts payable by them to underwriters, dealers or agents, or any transfer taxes or other expenses associated with the sale of the securities by the selling securityholders.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities.

In addition to selling securities under this prospectus, the selling securityholders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, the selling securityholders may decide not to sell any securities offered hereby.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may disclose:

•	the terms of the offering;

•	the name of the selling securityholders, if applicable;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we and the selling securityholders may transfer the securities by other means not described in this prospectus.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933. Any discounts or commissions they receive from us or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

Sale Through Underwriters or Dealers

If we or the selling securityholders use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We or the selling securityholders may offer the securities to the public through an underwriting syndicate or through a single underwriter.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling securityholders will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we or the selling securityholders use dealers in a sale of securities, we or the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling securityholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We or the selling securityholders may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or the selling securityholders to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling securityholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We or the selling securityholders may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Pursuant to the Purchase Agreement, we have agreed to provide certain indemnification to the selling securityholders against certain liabilities in connection with their sales.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the sale of the securities or otherwise, we or the selling securityholders may enter into one or more, or a combination of, hedging transactions with financial institutions, which we refer to as “counterparties,” in which we or the selling securityholders:

•	enter into transactions involving short sales of the securities by counterparties;

•	sell securities short themselves and redeliver such securities to close out their short positions; or

•	enter into option, forward or other types of transactions that require the selling securityholders to deliver securities to a counterparty, who may resell or transfer the securities under this prospectus.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

SELLING SECURITYHOLDERS

On December 19, 2008, we issued the shares of series B preferred and the warrant covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	250,000 shares of series B preferred, representing beneficial ownership of 100% of the shares of series B preferred outstanding as of December 19, 2008;

•	the warrant to purchase up to 1,643,295 of our common shares; and

•	1,643,295 common shares issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 6.4% of our common stock as of March 6, 2009.

For purposes of this prospectus, we have assumed that, after completion of an offering by the selling securityholders, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities, subject to restrictions on exercise of voting rights on series B preferred and the common shares issuable upon exercise of the warrant as described in “Description of Capital Stock — Authorized Capital Stock — Description of Series B Preferred Stock” and “Description of Warrant to Purchase Common Shares” above, respectively.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all, some, or none of the securities pursuant to this offering, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities pursuant to the Purchase Agreement, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the debt securities, the junior subordinated debentures, the guarantee, common shares, warrants, preferred shares, depositary shares, stock purchase contracts, stock purchase units, series B preferred and the warrant will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois. The validity of the trust preferred securities will be passed upon for the Trust by Sidley Austin LLP, special Delaware counsel to the Trusts.

EXPERTS

The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.wintrust.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we and the selling securityholders are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We have not included separate financial statements of the Trust. Wintrust and the Trust do not consider that such financial statements would be material to holders of Trust Preferred Securities of the Trust because the Trust is a special purpose entity, has no operating history and has no independent operations. The Trust is not currently involved in and does not anticipate being involved in any activity other than as described under “Prospectus Summary — The Trust”. Further, Wintrust and the Trust believe that financial statements of the Trust are not material to the holders of the Trust Preferred Securities of the Trust since Wintrust Financial will guarantee the Trust Preferred Securities of the Trust. Holders of the Trust Preferred Securities of the Trust, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-à-vis the assets of Wintrust as a preferred stockholder of Wintrust. Wintrust beneficially owns all of the undivided beneficial interests in the assets of the Trust (other than the beneficial interests represented by the Trust Preferred Securities of the Trusts). See “Prospectus Summary — The Trust”, “Description of the Trust” and “Trust Preferred Securities.” In the event that the Trust issues securities, our filings under the Exchange Act will include an audited footnote to Wintrust’s annual financial statements stating that the Trust is wholly owned by Wintrust, that the sole asset of the Trust is the Senior Debentures or the Subordinated Debentures of Wintrust having a specified aggregate principal amount, and that, considered together, the back-up undertakings, including the Guarantees of Wintrust, constitute a full and unconditional guarantee by Wintrust of the Trust’s obligations under any Trust Preferred Securities issued by the Trust.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2008; and

•	the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Investor Relations
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
(847) 615-4096

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We and the selling securityholders are not making any offer of these securities in any state where the offer is not permitted.

1,643,295 Warrants
Each to Purchase One Share of Common Stock

Wintrust Financial Corporation

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities

February 8, 2011